DATED: JULY 21, 2000

                            SCOTT CHAMBERS AND OTHERS

                                      -and-

                             ANDREW MAGGS AND OTHERS

                                      -and-

                             GLOBAL SOURCES LIMITED

                        --------------------------------

                                    AGREEMENT

                            for the sale and purchase
                           of the entire issued share
                      capital of Philips & Chambers Limited

                        --------------------------------






                              EYTON MORRIS WINFIELD
                                  SECKLOE HOUSE
                              101 NORTH 13TH STREET
                                  MILTON KEYNES
                                     MK9 3NU


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THIS AGREEMENT is made the July 21, 2000

BETWEEN

(1) THOSE PERSONS whose names and addresses are set out in Column 1 of Part 1 of Schedule 1 ("the A Shareholders").

(2) THOSE PERSONS whose names and addresses are set out in Column 1 of Part 2 of Schedule 1 ("the B Shareholders").

(3) GLOBAL SOURCES LIMITED a Delaware corporation whose main office is at 342 Madison Avenue, Suite 948, New York, New York 10173 ("the Purchaser")

1.       INTERPRETATION

1.1 In this Agreement, including the Schedules the following words and expressions have the following meanings, unless they are inconsistent with the context:

         `A' SHAREHOLDERS ACCOUNTANTS" means Horwarth Clark Whitehill of Kennet House, 80 Kings Road, Reading, Berkshire

         "AGREED FORM" means the form agreed between the `A' Shareholders and the Purchaser on or prior to the date of this Agreement and either annexed to this Agreement or initialled for the purpose of identification by their respective solicitors

         "ARTICLES" means the new articles of association of the company in the Agreed Form to be adopted pursuant to the Resolution

         "A SHARES" means 10,625 "A" ordinary shares of(pound)1 each in the capital of the Company

         "B SHARES" means 2,500 "B" ordinary shares of(pound)1 each in the capital of the Company

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         "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which dealings in sterling deposits by and between banks may be carried on in the London Interbank Market and on which banks are open for business in London

         "CA" means Companies Act 1985 as amended by Companies Act 1989

         "CAA" means Capital Allowances Act 1990

         "CLAIM" means a Warranty Claim and/or a Tax Deed Claim

         "COMPANIES ACTS" means CA and the former Companies Acts (within the meaning of CA s 735(1))

         "COMPANY" means Phillips & Chambers Limited registered number 2658545

         "COMPLETION" means completion of the purchase of the Shares in accordance with clause 6

         "COMPUTER   SYSTEMS"   means  the   Hardware,   the  Software  and  the
         Telecommunications Equipment

         "CONFIDENTIAL INFORMATION" means information (however stored) relating to or connected with the business customers or financial or other affairs of any of the Group Companies details of which are not in the public domain including, without limitation, information concerning or relating to:

         (i) the Intellectual Property and any other property of any of the Group Companies in the nature of intellectual property;

         (ii) any technical processes, future projects, business development or planning, commercial relationships and negotiations; and

         (iii) the marketing of goods or services including, without limitation, customer, client and supplier lists, price lists, sales targets, sales statistics, market share statistics, market research reports and surveys and advertising or other promotional materials and details of

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         contractual  arrangements and any other matters  concerning the clients or customers of or other persons having dealings with any of the Group Companies

         "CONSIDERATION STOCK" means the common stock par value $ 0.0001 per share, credited as fully paid, in the capital of the Purchaser to be allotted to the Vendors accordance with clause 3.1

         "DISCLOSURE LETTER" means the letter and its annexures of the same date as this Agreement from the "A" Shareholders to the Purchaser identifying itself as the Disclosure Letter referred to in this Agreement and disclosing various matters relating to the Warranties

         "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, right of retention of title, third party right or interest, other encumbrance or any other form of security interest or any obligation (including any conditional obligation) to create any of the same

         "ENVIRONMENTAL LEGISLATION" means common law or any existing or proposed United Kingdom or European Community Legislation, including directives, regulations, codes of practice and guidance notes made thereunder, relating to environmental and health and safety matters

         "FA" means Finance Act

         "FRS" means a Financial Reporting Standard issued by the Accounting Standards Board Limited Institute of Chartered Accountants in England and Wales and in force as at the date of this Agreement

         "GROUP COMPANIES" means the Company and its Subsidiaries for the time being and "GROUP" shall be construed accordingly

         "HARDWARE" means the computer hardware and peripherals used by the Group Companies in the ordinary course of their business

         "ICTA" means Income and Corporation Taxes Act 1988

         "INITIAL CONSIDERATION" means the sum of $3,000,000

         "INITIAL CONSIDERATION ISSUE PRICE" means $2.20 per Consideration Stock

         "INTELLECTUAL PROPERTY" includes patents, inventions, know-how, trade secrets and other confidential information, registered designs, copyrights, design rights, rights affording equivalent protection to copyright, database rights and design rights, semi conductor, topography rights, trade marks, service marks, business names, domain names, trade names, logos, moral rights, registrations or applications to register any of the aforesaid items, rights in the nature of any of the aforesaid items in any country or jurisdiction, rights in the nature of unfair competition rights and rights to sue for passing-off

         "INTELLECTUAL PROPERTY RIGHTS" means all Intellectual Property used, or required to be used, by any of the Group Companies in, or in connection with, its business

         "IHTA" means Inheritance Tax Act 1984

         "LAST ACCOUNTS DATE" means 31st December 1999 (being the date to which the Principal Accounts have been prepared)

         "MANAGEMENT ACCOUNTS" means the unaudited profit and loss accounts of the Group Companies for the period ended on 30th June 2000 and the unaudited balance sheets of the Group Companies as at 30th June 2000 in the Agreed Form

         "NASDAQ OTC BULLETIN BOARD" means the NASD sponsored and operated inter-dealer automated quotation system for securities not included in the NASDAQ system

         "PENSION SCHEMES" means the Scottish Widows Group PPP Scheme and the McMillan Directors Retirement and Death Benefit Scheme

         ["PLANNING ACTS" means Town and Country Planning Act 1990, Planning (Listed Buildings and Conservation Areas) Act 1990, Planning (Hazardous Substances) Act 1990, Planning (Consequential Provisions) Act 1990, Planning and Compensation Act 1991]

         "PREFERENCE SHARES" shall have the meaning given to it by the Articles

         "PRINCIPAL ACCOUNTS" means the audited balance sheet as at the Last Accounts Date and audited profit and loss account for the year ended on the Last Accounts Date of each Group Company, and the directors' report and notes

         "PROPERTIES" means the leasehold properties of the Group Companies shortly described in Schedule 5

         "PURCHASER'S ACCOUNTANTS" means such firm of accountants as the Purchaser may appoint from time to time

         "PURCHASE PRICE ADJUSTMENT CONSIDERATION" shall have the meaning given to it by Schedule 7

         "PURCHASER'S SOLICITORS" means emwlaw, Seckloe House, 101 North 13th Street, Central Milton Keynes, MK9 3NU

         "PURCHASER WARRANTIES" means the warranties of the Purchaser contained in clause 7 and Part 2 of Schedule 3

         "RELEVANT EMPLOYEE" means any past or present employee of the Group or of any predecessor to all or part of its business

         "RESOLUTION" means the written resolution in the Agreed Terms whereby the Company resolves, inter alia, to adopt the Articles, to increase the authorised share capital of the Company and to authorise the directors to allot Preference Shares

         "RESTRICTIVE COVENANT DEEDS" means the deeds in the Agreed Form between each of the "A" Shareholders and the Purchaser containing certain restrictive covenants to be entered into at Completion

         "SEC" the United States Securities and Exchange Commission

         "SERVICE AGREEMENTS" means the service agreements between each of the `A' Shareholders and the Company in the Agreed Form

         "SHARES" means the "A" Shares and "B" Shares comprising the whole of the issued and allotted share capital of the Company

         "SOFTWARE" means the computer software used in the course of any of the Group Companies' business, the rights to which either vest legally and beneficially in a Group Company or are owned by any third party and licensed to a Group Company

         "SSAP" means a Statement of Standard Accounting Practice issued by Accounting Standards Board Limited and in force as at the date hereof

         "SUBSIDIARY" means The McMillan Partnership Limited (Company Number 2659327)

         "TAXATION" has the meaning ascribed to that term in the Tax Deed

         "TAX AUTHORITY" has the meaning ascribed to that term in the Tax Deed

         "TAX DEED" means a deed in the form set out in Schedule 4

         "TAX DEED CLAIM" means any claim by the Purchaser under the Tax Deed

         "TCGA" means Taxation of Chargeable Gains Act 1992

         "TELECOMMUNICATIONS EQUIPMENT" means the telecommunications equipment (including all equipment used as part of any of the Group Companies computer networks) used by any of the Group Companies

         "TMA" means Taxes Management Act 1970

         "VATA" means Value Added Tax Act 1994

         "VENDORS" means the "A" Shareholders and/or the "B" Shareholders

         "VENDORS SOLICITORS" means Field Seymour Parkes of The Old Coroner's Court, No.1 London Street, PO Box 174, Reading, Berkshire RG1 4AW

         "WARRANTIES" means the warranties of the "A" Shareholders contained in clause 7 and Part 1 of Schedule 3

         "WARRANTY CLAIM" means any claim made by the Purchaser for breach of any of the Warranties

1.2      In this Agreement, unless the context otherwise requires:-

         (a) all words in the singular include the plural and vice versa and words in one gender include any other gender;
         (b)      a reference to:-
         (i) a "person" includes any individual, firm, body, corporate, association or partnership, government or state (whether or not having a separate legal personality);
         (ii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

         (iii) any provision of this Agreement is to that provision as amended in accordance with the terms of this Agreement;

         (iv) "indemnity" and "indemnifying" any person against any circumstances includes indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments, costs or expenses (including any liability to Taxation arising from receipt of any sums in connection with such indemnity) made or incurred by that person as a consequence of or which would not have arisen but for that circumstance; and

         (c)      general words shall not be given a restrictive meaning:-

         (i) if they are introduced by the word "other" by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

         (ii) by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

         (d) `subsidiary' and `holding company' shall have the meanings ascribed thereto in sections 736 and 736a CA and shall include respectively any `subsidiary undertaking' as defined in section 258, 259 and 260 CA.

2.       AGREEMENT FOR SALE

2.1 Subject to the terms and conditions of this Agreement, each of the Vendors shall sell the number of Shares set opposite his name in column 2 of Part I of Schedule 1 and in column 2 of Part 2 of Schedule 1 with full title guarantee and the Purchaser (relying on the Warranties and the Tax Deed) shall purchase the Shares free from all Encumbrances whatsoever and with all rights attaching to them, with effect from the date of this Agreement.

2.2 Each of the Vendors hereby waives any pre-emption rights he may have in relation to any of the Shares under the articles of association of the Company or otherwise.

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2.3      Neither the Vendors nor the Purchaser  shall be obliged to complete the sale and purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.

3.       PURCHASE CONSIDERATION

3.1 The purchase consideration for the sale of the Shares shall be the aggregate of:

3.1.1 the Initial Consideration to be satisfied by the allotment to the Vendors at Completion of such number of Consideration Stock (excluding fractions) as shall at the Initial Consideration Issue Price have the value nearest to but not less than the Initial Consideration; and

3.1.2    the Purchase Price Adjustment Consideration (as defined in Schedule 7)

3.2 The Vendors shall be entitled to the Initial Consideration as nearly as may be in proportion to their holdings of the Shares.

3.3 The "A" Shareholders shall be entitled to the Purchase Price Adjustment Consideration as nearly as may be in proportion to their holdings of the "A" shares.

3.4 Consideration Stock shall be issued on terms that they will rank pari passu in all respects with remainder of the common stock par value $0.0001 in the capital of the Purchaser in issue at the date of allotment except as set out at clause 3.5.

3.5 Consideration Stock shall first rank for dividend in respect of the accounting period in which they are allotted after the record date for any dividend distribution) but shall not rank for dividends declared or paid with respect to any prior accounting period

3.6 The `A' Shareholders shall only sell Consideration Stock through the Purchaser's from time to time preferred market maker.

3.7      Notwithstanding  any other provision of this Agreement the total amount
         of  Purchase  Price  Adjustment   Consideration   payable  to  the  "A"
         Shareholders shall not exceed $5,000,000.

                                       9
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4.       RESTRICTION ON SALE OF COMMON STOCK

4.1 The Purchaser acknowledges that the Vendors may wish to sell some of their Consideration Stock at the earliest time permitted. The Purchaser therefore undertakes to use its best endeavours to file with SEC:-

4.1.1 a registration statement in Form S-4 or in such other available form which may be mutually acceptable to the parties ("Registration Statement") as soon as reasonably practicable after Completion and in any case prior to 30th September 2000 registering under the United States Securities Act of 1933 ("Securities Act"), for the offer and sale in the future of up to all of the Consideration Stock issued by the Purchaser to satisfy the Initial Consideration;

4.1.2 a Registration Statement as soon as reasonably practicable after the relevant date for payment of any part of the Purchase Price Adjustment Consideration and in any case prior to the expiry of the financial quarter next following the Financial quarter in which the relevant date for payment falls registering under the Securities Act for the offer and sale in the future of up to all of the Consideration Stock issued by the Purchaser to satisfy the Purchase Price Adjustment Consideration;

4.1.3 notification of the acquisition of the Group on Form 8-K within the period prescribed by the Act;

4.1.4 financial statements for the Purchaser for the period to 30th June 2000 including the Group's audited financial statements for the period ending on the Last Accounts Date and the Group's unaudited financial statements for the quarters ending 31st March 2000 and 30th June 2000 prior to 30th September 2000

4.2      The Purchaser agrees:-

4.2.1 to use its commercially reasonable endeavours to cause the Registration Statement to be declared effective by the SEC within a time frame which is as soon as practicable in the circumstances;

4.2.2 provide such number of copies of the Registration Statement to the `A' Shareholders as they may reasonably request in order to facilitate the public sale or other disperstion of the Consideration Stock covered by such Registration Statement;

5.       BLANK

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6.       COMPLETION

6.1 Completion shall take place at the offices of the Vendors' Solicitors immediately following exchange of this Agreement when, subject to clause 6.5, all the transactions mentioned in the following sub-clauses shall take place.

6.2 At Completion the Vendors shall deliver or procure the delivery to the Purchaser of:

6.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct in respect of the Shares together with the relevant share certificates;

6.2.2 duly completed and signed transfers in favour of the Purchaser or as it may direct of all shares in the capital of the Subsidiary which are not registered in the name of a Group Company together with the share certificate in respect of all the issued shares in the Subsidiary ;

6.2.3 such consents or documents (if any) as may be required to give evidence of the title of each of the Vendors to his Shares and his capacity to sell or transfer such Shares;

6.2.4 the Tax Deed, Service Agreements and the Restrictive Covenant Deeds duly executed by the `A' Shareholders;

6.2.5 the resignations of James Lawson and Shawn O'Rourke and the secretary from their respective offices in each Group Company, with a written acknowledgement in the form of a Deed from James Lawson in the Agreed Form that he has no claim against any Group Company in respect of breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever, except only for accrued remuneration and reimbursable business expenses (if any) up to Completion;

6.2.6 the resignation of the Company's Auditors (to take effect from Completion) confirming that they have no outstanding claims of any kind against any Group Company and containing a statement under CA s 394(1) to the effect that there are no circumstances which should be brought to the attention of the members or creditors of any Group Company;

6.2.7 the statutory books of each Group Company complete and written up-to-date and their certificates of incorporation and common seal (if any);

6.2.8 all documents of title to the Properties and to any registered Intellectual Property Rights of the Company;

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6.2.9    the appropriate forms to amend the mandates given by each Group Company to its bankers;

6.2.10 written confirmation from the Vendors that there are no subsisting guarantees given by any Group Company in their favour and that after compliance with clause 6.4.4 none of the Vendors will be indebted to any Group Company or vice versa;

6.2.11 bank statements showing the financial situation of each Group Company with their bankers at close of business on the day before Completion (or at the latest possible date before Completion accompanied by reconciliation statements made up to close of business on the day before Completion) with written confirmation from the `A' Shareholders that no transactions will have been entered into the effect of which would be to cause such financial situations to differ from those apparent from such statements;

6.2.12 an irrevocable power of attorney in such form as the Purchaser may reasonably require executed by each registered holder of Shares in favour of the Purchaser appointing the Purchaser to be his lawful attorney for the purpose of receiving notices of and attending and voting at all meetings of the members of the relevant Group Company in respect of the Shares to be transferred by such holder hereunder from the date of Completion to the day on which the Purchaser or its nominee is entered in the register of members of the relevant Group Company as the holder of such Shares

6.2.13   Certified copies of:-

         (a)      the Principal  Accounts  signed by the directors of each Group
                  Company;

         (b) the minutes of a General Meeting of each Group Company to which the Principal Accounts were presented.

6.3 The Vendors shall procure that board meetings and shareholder meetings of each Group Company shall be held at which:

6.3.1    such  persons  as  the  Purchaser  may  nominate   shall  be  appointed
         additional directors of each Group Company and emw Secretarial Limited shall be appointed Secretary of each Group Company;

6.3.2 the transfers referred to in clause 6.2.1 or 6.2.2 (as the case may be) shall be approved (subject to stamping);

6.3.3 the resignations referred to in clauses 6.2.5 and 6.2.6 shall be submitted and

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         accepted;

6.3.4    such other  business as is set out in the board  minutes (in the Agreed
         Form) shall be conducted.

6.3.5    the Resolution shall be passed

6.4 Upon completion of the matters referred to in clause 6.2-6.3 inclusive the Purchaser shall:

6.4.1 as soon as reasonably practicable and in any event within 8 business days of Completion procure the allotment and issue of the Consideration Stock to be allotted and issued pursuant to clause 3.1.1;

6.4.2 deliver to the Vendors' Solicitors counterparts of the Tax Deed and the Restrictive Covenant Deeds duly executed by the Purchaser.

6.4.3 deliver to the Vendors' Solicitors the Service Agreements duly executed by the Company;

6.4.4 procure that the Company shall forthwith upon release of the personal guarantees pursuant to clause 9.1.1 and upon subscription for the Preference Shares pursuant to clause 9.1.2 repay to each of Scott Chambers and Angela Phillips the sum of (pound)10,000 by way of repayment of their respective directors loan accounts.

6.5 The Purchaser may in its absolute discretion waive any requirements contained in clauses 6.2 and 6.3, and shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed in accordance with this Agreement, but may instead:

6.5.1 rescind this Agreement without prejudice to any other remedy it may have and without incurring liability to the `A' Shareholders; or

6.5.2 defer Completion to a date not more than 28 days after the date set by clause 6.1; or

6.5.3 proceed to Completion so far as practicable but without prejudice to its rights under this Agreement.

7.       WARRANTIES

7.1 The `A' Shareholders jointly and severally warrant to the Purchaser that save as fully and fairly set out in the Disclosure Letter, the Warranties are true and accurate in all respects at the date of this Agreement and acknowledge that the Purchaser is entering into this Agreement in reliance upon the Warranties.

7.2 Where any Warranty or other statement contained in this Agreement is qualified by a reference (howsoever expressed) to the awareness, knowledge, information or belief of the person by whom such Warranty or statement is given or made, such person shall be deemed (except where otherwise expressly provided to the contrary) to have given to the Purchaser an additional warranty that, or to the effect that, he has made all reasonable enquiries regarding, and where reasonably practicable verified, all facts and circumstances relevant to such Warranty or other statement.

7.3 Each of the Warranties is separate, independent and without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.

7.4 The rights and remedies of the Purchaser in respect of any breach of any of the Warranties shall not be affected by Completion, by any investigation made by it or on its behalf into the affairs of any Group Company, by its rescinding, or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

7.5 None of the information supplied by any Group Company or its employees or professional advisers prior to the date of this Agreement to any of the `A' Shareholders or their advisers in connection with the Warranties, the Tax Deed or the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of any Group Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Group Company to the `A' Shareholders, and the `A' Shareholders hereby waive any claims against the Group Company which they might otherwise have in respect of it.

7.6 Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which the Purchaser may agree to or effect in relation to one of the `A' Shareholders in connection with this Agreement, and in particular the Warranties, shall not affect the rights and remedies of the Purchaser as regards any other of the `A' Shareholders.

7.7 If there is any breach or non-fulfilment of any of the Warranties resulting in:

         (i) the value of any of the assets of any of the Group Companies being or becoming less than it would have been had the relevant circumstances been as so warranted; or

         (ii) any of the Group Companies having incurred or incurring any liability or an increase in any liability which it would not have incurred had the relevant circumstances been as so warranted;

         then the `A' Shareholders agree to pay to the Purchaser on demand (at the option of the Purchaser) an amount equal to either:

         (i) the reduction in value of the assets of (as the case may be) the liability or increased liability thereby incurred by the Group Company or Group companies; or

         (ii) an amount equal to the reduction caused in the value of the Shares.

7.8 The Purchaser warrants to each of the Vendors that the Purchaser Warranties are true and accurate in all respects at the date of this Agreement and acknowledges that the Vendors are entering into this agreement in reliance upon the Purchaser Warranties.

8.       `A' SHAREHOLDERS' PROTECTION

8.1      The `A'  Shareholders  and the Purchaser  agree that the  provisions of
         Schedule 6 shall apply to limit the liability of the `A' Shareholders for any Claim.


9.       POST COMPLETION UNDERTAKINGS

9.1      The Purchaser shall:-

9.1.1 as soon as reasonably practicable and in any event within 1months of Completion procure the release of each of Angela Phillips and Scott Chambers from the personal guarantees given by them relating to the indebtedness owed by the Subsidiary to Barclays Bank plc and pending such release shall indemnify Angela Phillips and Scott Chambers from any claim made by Barclays Bank plc under such guarantees;

9.1.2 as soon as reasonably practicable but in any event within one calendar month from Completion subscribe for (pound)104,000 Preference Shares at par;

9.1.3 as soon as reasonably practicable but in any event within two months from Completion) subscribe for (pound)84,000 Preference Shares at par;

9.1.4 as and when required subscribe for such additional Preference shares at par as shall be sufficient to fund the payment by the Subsidiary of payments of principal and interest to Barclays Bank plc in respect of the Subsidiary's overdraft and small business loan.

9.2 The `A' Shareholders shall procure that the Vendor's Solicitors at no additional cost to the Group carry out as soon as reasonably practicable but in any event within two calendar months of Completion the following in connection with the pre-completion restructure of the Group:-

9.2.1    completion of stamping formalities;

9.2.2    the writing up of the statutory books of each Group Company; and

9.2.3    the filing of all necessary forms with Companies House.

10.      PURCHASE PRICE ADJUSTMENT RING FENCE PROVISIONS

10.1 During the interval between the signing of this agreement and 30 June 2003 the `A' Shareholders and the Purchaser shall, unless with the consent of the `A' Shareholders or the Purchaser (as the case may be):

10.1.1 subject to any management policies and reporting procedures adopted from time to time by the Purchaser, carry on the business of the Group (the "Business") in the normal course of that Business and allow the `A' Shareholders to have day to day operation management and control of that Business;

10.1.2 use the same accountancy policies, practices, principles and treatment in the Business as are consistent with those of the Group as at Completion (subject to any changes required by law);

10.1.3 procure that the Group insures and keeps insured with an insurance office of repute;

10.1.3.1 its assets against loss or damage and against such other risks and in such manner and to such extent as shall be prudent and in accordance with good commercial practice having regard to the character and value of the assets;

10.1.3.2 maintain keyman insurance in respect of the `A' Shareholders;

10.1.4   not in respect of the Business:-

10.1.4.1 except in the ordinary course of business enter into, amend renew or terminate any commitment or any material or long term contract or onerous obligation in excess of (pound)40,000;

10.1.4.2 enter into any agreement, trade or otherwise act in a manner which is not on bona fide arm's length terms;

10.1.4.3 enter into any partnership or (otherwise than joint marketing ventures in the ordinary course of business) joint venture or acquire or dispose of any business, undertakings or securities;

10.1.4.4 dispose of any assets other than cars or stock which is disposed of in the ordinary and proper course of the Business;

10.1.4.5 engage any consultant or employee unless such engagement is terminable on less than thirteen weeks' notice and will not involve payment of remuneration in excess of (pound)60,000 per annum per employee;

10.1.4.6 raise the salaries (by more than 5 per cent per annum) of any of, or otherwise vary the terms of employment in any material respect of, any of its employees;

10.1.4.7 waive any rights against, or terminate (other than for breach warranting summary dismissal) the employment of, any of its senior/key employees (being those earning in excess of a basic salary of (pound)40,000 per annum), other than the `A' Shareholders;

10.1.4.8 issue or commit to issue any securities or any debentures or other instrument whether or not convertible into such securities;

10.1.4.9 grant any option, right to acquire, mortgage, charge, pledge, lien or other form of security or Encumbrance or enter into any agreement or commitment to give or create any of the foregoing other than in the ordinary course of the Business;

10.1.4.10 sell or otherwise dispose of a Group Company

10.1.4.11allow the Group to set up or acquire any subsidiary or purchase or acquire any shares or securities in any other company or any business or undertaking (or part thereof) of any company or person(s);

10.1.4.12petition for the liquidation of a Group Company or permit or procure the passing of a resolution to wind up a Group Company voluntarily;

10.1.4.13directly or indirectly request or procure the appointment of a receiver or an administrator over the whole or any part of the assets or undertaking of a Group Company;

10.1.4.14otherwise  than in the ordinary  course of the Business allow any Group
         Company to guarantee or enter into any agreement of surety or indemnity for any obligation of the Purchaser or the `A' Shareholders (as the case may be) nor charge or otherwise encumber the assets of a Group Company or any part thereof as security for any such obligations as aforesaid;

10.1.5 The Purchaser shall not, in relation to a Group Company, take any action with the express intention of restricting the ability of the Group to earn such level of profits and turnover which the Group might reasonably have expected to have earned in the normal and ordinary course of business as hitherto carried on.

10.2 The Purchaser or the `A' Shareholders (as the case may be) shall not unreasonably withhold or delay consent in relation to Clause10.1.

10.3 During the interval between the signing of this agreement and 30 June 2003 the `A' Shareholders shall in respect of the Company:

10.3.1 send copies of audited Accounts to the Purchaser within 30 days of their being produced and adopted by the relevant board of directors;

10.3.2 answer fully and fairly all reasonable requests for information made by the Purchaser concerning the affairs of the Business; and

10.3.3 procure that the Purchaser and all persons reasonably authorised by them shall be given reasonable access to the premises and employees of the Business and all the books and records of the Business.

11.      GENERAL

11.1 No announcement of any kind shall be made by the Parties in respect of the subject matter of this Agreement unless specifically agreed between the parties prior to the announcement being made or an announcement is required pursuant to legislation or the requirements of any recognised investment exchange, and then only if the proposed wording of any such announcement has been approved by the Purchaser (such approval not to be unreasonably withheld or delayed).

11.2 If this Agreement ceases to have effect the Purchaser will release and return to each Group Company all documents concerning it provided to the Purchaser or its advisers in connection with this Agreement, and will not use or make available to any other person any information which it or its advisers have been given in respect of any Group Company and which is not in the public domain.

11.3 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, except as expressly provided below, none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred.

11.4 Subject to clause 11.5, all expenses incurred by or on behalf of the parties, including all fees of solicitors and accountants employed by any of them in connection with the negotiation, preparation or execution of this Agreement and the Tax Deed shall be borne solely by the party who incurred the liability and no Group Company shall have any liability in respect of them.

11.5 The Purchaser shall as soon as reasonably practicable and in any event within 8 business days of Completion pay to the Vendors' Solicitors against production of invoices by electronic transfer of Funds to the nominated account of the Vendors' Solicitors the legal and/or accountancy costs of the Vendors provided that the liability of the Purchaser under this clause 11.5 shall not exceed (pound)20,000 (inclusive of VAT)

11.6 Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may by agreement in writing between or on behalf of the `A' Shareholders and the Purchaser be substituted for them.

11.7 The `A' Shareholders shall procure the passing of such resolutions, execute such documents and waivers and generally do everything reasonably further required by the Purchaser effectively to comply with their obligations under this Agreement and to vest the beneficial and legal ownership of the Shares in the Purchaser (or its nominees).

11.8 This Agreement, the Tax Deed and any documents in the Agreed Form and the Disclosure Letter, comprises the entire agreement between the parties in relation to the matters referred to herein and supersedes any previous agreement or arrangement between the parties hereto or any of them in relation to the sale of the Shares (or any of them) or any interest in the Company and the parties acknowledge that no claim shall arise in respect of any agreement or arrangement so superseded.

11.9 No delay or omission on the part of the Purchaser in exercising any right, power or privilege hereunder shall operate to impair such right, power or privilege or be construed as a waiver thereof and no single or partial exercise or non-exercise of any right, power or privilege shall in any circumstances preclude any further or other exercise thereof or the exercise of any other right, power or privilege.

11.10 Save as otherwise specifically provided herein, any variation of this Agreement shall be binding only if it is recorded in a document signed by or on behalf of all the parties hereto.

11.11 This Agreement may be executed in any number of documents or counterparts each in the like form, all of which taken together shall constitute one and the same document, and any party may execute this Agreement by signing any one or more of such documents or counterparts.

11.12 This Agreement shall be construed according to and governed by the law of England and each of the parties submits to the exclusive jurisdiction of the English courts.

11.13 No right or obligation under this Agreement may be assigned, transferred or delegated by any party.

11.14 All communications between the parties with respect to this Agreement shall be delivered by hand or sent by first-class post to the address or facsimile number of the addressee as set out below, or to such other address or facsimile number as the addressee may from time to time have notified for the purpose of this clause.

11.15          Communications shall be deemed to have been received:

11.15.1 if sent by first-class post: 5 business days after posting exclusive of the day of posting;

11.15.2 if delivered by hand or if sent by facsimile transmission on the business day immediately following the day of delivery or transmission (as the case may be).

11.16 Communications addressed to the Vendors shall be sent to the addresses given for the Vendors at Schedule 1. Communications addressed to the Purchaser shall be marked for the attention of Richard Hoffman and sent to Global Sources Limited, facsimile number 001 212 504 6666 and for the attention of Ian Morris and sent to emw law, facsimile number 01908 236753.

11.17          In proving service:

11.17.1 by delivery by hand: it shall be necessary only to produce a receipt for the communication signed by or on behalf of the addressee;

11.17.2        by  post:   it  shall  be  necessary   only  to  prove  that  the
               communication was contained in an envelope which was duly addressed and posted in accordance with this clause;

11.17.3 by facsimile transmission: it shall be necessary to prove that the facsimile was transmitted to the correct number and that the sender has printed confirmation of transmission.

                                   SCHEDULE 1

                                     PART I

                                `A' SHAREHOLDERS
                                ----------------

(1)                        (2)                   (3)                          (4)
`A' Shareholders name and  Number of A Shares    Entitlement to Initial       Entitlement to Purchase Price
         address                                    Consideration               Adjustment Consideration


Angela Phillips                      5000                     38%                             40%
12 Drummond House
Balmoral Gardens
Windsor
Berkshire  SL4 3SG


Scott Chambers
31 Springhill RoadGoring on          5000                     38%                             40%
Thames
Reading
Oxfordshire RG8 0BY


Shawn O'Rourke
30 Brown Candover
Alresford                             625                     4.8%                            20%
Hampshire
SO24 9TR

                                     PART 2

                                `B' SHAREHOLDERS
                                ----------------

(1)                                           (2)                           (3)
`B' Shareholders name and address             Number of `B' Shares          Entitlement to Initial Consideration
Andrew Maggs
The Cottage Lower Farm                                   1250                                  9.6%
St Leonards Hill
Windsor
Berkshire SL4 4AN

James Lawson                                                                                   4.8%
6 Fullarton Crescent
Troon                                                    625
Ayreshire KA10 6LL

Patrick  MccGwire
4 Vine Street
East Molesey
Surrey KT8 9JT                                           625                                   4.8%


                                   SCHEDULE 2

                           DETAILS OF GROUP COMPANIES
                           --------------------------

Part 1:    The Company

Registered Number:                           2658545

Date of Incorporation:                       29th October 1991

Registered Office:                           Kennet House, 80 Kings Road, Reading

Authorised Share Capital:                    (pound)10,000  comprising  500,000 1 penny `A' Ordinary Shares and 500,000 1 penny `B' Ordinary Shares

Issued Share Capital:                        (pound)131.25  comprising  10,625 1 penny `A'  Ordinary  Shares  and 2,500 1 penny `B' Ordinary Shares

Shareholders and Shareholdings               Per Schedule 1

Directors:                                   Scott Chambers, Angela Phillips

Secretary:                                   Sarah Chambers

Accounting Reference Date:                   31st December

Charges:                                     None

Part 2:   The Subsidiary
Name of Subsidiary:                          The McMillan Partnership Limited

Registered Number:                           2659327

Date of Incorporation:                       31st October 1991

Registered Office:                           Kennet House, 80 Kings Road, Reading

Authorised Share Capital:                    (pound)10,000 comprising 10,000(pound)1 ordinary shares

Issued Share Capital:                        (pound)105 comprising 105(pound)1 ordinary shares

Shareholders and Shareholdings:              Phillips and Chambers Limited - 105 ordinary shares of(pound)1 each

Directors:                                   Scott Chambers, Angela Phillips and James Lawson

Secretary:                                   Angela Phillips and Shawn O'Rourke

Accounting Reference Date:                   31st December

Charges:

                                                                                        Names, Addresses
                                                                                        and Descriptions of
Date and Description               Amount Secured           Short Particulars of        Persons entitled to
of Instrument of Charge            by the Charge            Property Charged            the Charge
-----------------------            -------------            ----------------            ----------
                                   All monies               Fixed and floating  charge  Barclays Bank Plc
Debenture dated                                             over   the    assets   and
15th November 1995                                          undertaking to the Company

                                 (pound)4,693.50 and all    Money  standing  from       A R Thompson
Rent   Deposit  Deed  dated      other monies due           time to  time  in a         T M Thompson
13th July 1994                                              designated deposit          And E Wickham
                                                            account

                                   SCHEDULE 3
                                   ----------
                                   WARRANTIES
                                   ----------

1.             ACCURACY OF INFORMATION

1.1            INFORMATION DISCLOSED TO PURCHASER CORRECT

1.1.1         All   information   disclosed   in  writing  by  any  of  the  `A'
              Shareholders, the `A' Shareholders' Solicitors or the `A' Shareholders' Accountants to the Purchaser, the Purchaser's Solicitors or the Purchaser's Accountants which is incorporated in the disclosure bundle annexed to the Disclosure Letter relating to the business, activities, affairs or assets or liabilities of any Group Company was, when given, and is now accurate and comprehensive in all respects.

1.2            DISCLOSURE LETTER

               (a) The contents of the Disclosure Letter are true and accurate in all respects.

1.3            SCHEDULES

1.3.1 The contents of the Schedules 1, 2 and 5 are true and accurate in all respects.

2.             CORPORATE MATTERS

2.1            SHARES AND SHARE CAPITAL

2.1.1 The Shares will at Completion constitute the whole of the issued and allotted share capital of the Company.

2.1.2 There is and at Completion will be no Encumbrance on, over or affecting the Shares and there is and at Completion will be no agreement or arrangement to give or create any such Encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing.

2.1.3 The Company is the sole beneficial owner of the shares in the Subsidiary free from any Encumbrance.

2.1.4 No share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any Group Company since the Last Accounts Date.

2.1.5 Except as required by this Agreement, there are no agreements or arrangements in force which provide for the present or future issue, allotment or transfer of or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of any Group Company (including any option or right of pre-emption or conversion).

2.2            DIRECTORS AND SHADOW DIRECTORS

2.2.1 No person is a shadow director (within the meaning of CA s 741) of a Group Company but is not treated as one of its directors for all the purposes of that Act.

2.3            SUBSIDIARIES, ASSOCIATIONS AND BRANCHES

2.3.1          No Group Company:

               (a) is the holder or beneficial owner of, or has agreed to acquire any share or loan capital of any company (whether incorporated in the United Kingdom or elsewhere), other than the Subsidiary;

               (b) has outside the United Kingdom any branch, agency or place of business, or any permanent establishment (as that expression is defined in the relevant double taxation relief order current at the date of this Agreement).

2.4           COMMISSIONS

2.4.1 No one is entitled to receive from any Group Company any finder's fee, brokerage or other commission in connection with the sale and purchase of the Shares under this Agreement.

2.5           MEMORANDA  AND  ARTICLES  OF  ASSOCIATION,   STATUTORY  BOOKS  AND
              RESOLUTIONS

2.5.1 The copy of the memorandum and articles of association of each Group Company attached to the Disclosure Letter is accurate and complete in all respects and has embodied in it or annexed to it a copy of each such resolution as is referred to in CA s 380.

2.5.2 The register of members and other statutory books of each Group Company have been properly kept and contain an accurate and complete record of the matters with which they should deal.

2.5.3 No notice or allegation that any of the foregoing is incorrect or should be rectified has been received by the Company or the Subsidiary.

2.5.4 Since the Last Accounts Date no alteration has been made to the memorandum or articles of association of any Group Company and no resolution of any kind of the shareholders of any Group Company has been passed (other than resolutions relating to business at annual general meetings which was not special business) and, pending Completion, no resolution shall be passed without the prior written consent of the Purchaser.

2.6            DOCUMENTS FILED

2.6.1 All returns, particulars, resolutions and documents required by the Companies Acts or any other legislation to be filed with the Registrar of Companies, or any other authority, in respect of each Group Company have been duly filed and were correct.

2.6.2 Due compliance has been made with all the provisions of the Companies Acts and other legal requirements in connection with the formation of each Group Company, the allotment or issue of shares debentures and other securities, the payment of dividends and the conduct of its business.

2.6.3 All charges in favour of any Group Company have (if appropriate) been registered in accordance with the provisions of CA ss 395, 409, 410 and 424.

2.7           POSSESSION OF DOCUMENTS

2.7.1 All title deeds relating to the assets of each Group Company, and an executed copy of all agreements to which any Group Company is a party, and the original copies of all other documents which are owned by or which ought to be in the possession of any Group Company are in its possession.

2.8           INVESTIGATION

2.8.1 There are not in existence or, so far as the `A' Shareholders are aware pending, any investigations or enquiries by, or on behalf of, any governmental or other body in respect of the affairs of any Group Company.

3.            CAPACITY AND INTERESTS OF THE `A' SHAREHOLDERS

3.1           CAPACITY

3.1.1 The `A' Shareholders are entitled to sell or procure the sale of the full legal and beneficial ownership of the `A' Shares to the Purchaser on the terms set out in this

              Agreement  without  the consent of any third party.

3.1.2 Each `A' Shareholder has and will have full power and authority to enter into and perform this Agreement, and every agreement or transaction referred to in or contemplated by this Agreement, which constitutes, or when executed will constitute, binding obligations on him fully enforceable in accordance with their terms.

3.2           `A'  SHAREHOLDERS'  OTHER  INTERESTS  AND  LIABILITIES  TO  GROUP
              COMPANIES

3.2.1 The `A' Shareholders do not have any rights or interests, directly or indirectly, in any business other than those now carried on by the Group Companies which are or are likely to be or become competitive with the business of the Group Companies, save as registered holder of beneficial owner of any class of securities of any company which is listed on the Stock Exchange or dealt in on the Unlisted Securities Market, and in respect of which a `A' Shareholder holds and is beneficially interested in less than 3 per cent of any single class of the securities in that company.

3.2.2 There is no outstanding indebtedness of any `A' Shareholder or `B' Shareholder to a Group Company.

4.            ACCOUNTS

4.1           THE PRINCIPAL ACCOUNTS

4.1.1         The  Principal  Accounts  were  prepared  in  accordance  with the historical cost convention, and the bases and policies of accounting adopted for the purpose of preparing the Principal Accounts are the same as those adopted in preparing the audited accounts of each Group Company in respect of the three last preceding accounting periods.

4.1.2         The Principal Accounts:

               (a) are accurate and give a true and fair view of the assets and liabilities of each Group Company at the Last Accounts Date and its profits for the financial period ended on that date;

               (b) comply with the requirements of the Companies Acts and other relevant statutes;

               (c) comply with all current SSAPs and FRSs applicable to a United Kingdom company;

               (d) are not affected by any extraordinary, exceptional or non-recurring item;

4.1.3 No amount included in the Principal Accounts in respect of any asset, whether fixed or current, exceeds its purchase price or production cost (within the meaning of CA Sched 4) or (in the case of current assets) its net realisable value on the Last Accounts Date.

4.2            DEPRECIATION OF FIXED ASSETS

4.2.1 In the Principal Accounts and in the accounts of each Group Company for the three preceding financial years, the fixed assets of each Group Company have been depreciated in accordance with SSAP12.

4.3            DEFERRED TAXATION

4.3.1 Where provision for deferred taxation is not made in the Principal Accounts, full details of the amounts of such deferred taxation have been disclosed in the Disclosure Letter.

4.4            ACCOUNTING REFERENCE DATE

4.4.1 The accounting reference date of each Group Company for the purpose of CA s 244 is set out in Schedule 2 and there has not at any time been any other such date.

4.5            BOOKS AND RECORDS

4.5.1 So far as the `A' Shareholders are aware all the accounts, books, ledgers, financial and other records, of whatsoever kind, of each Group Company:

               (a)            are in its possession;
               (b)            have been fully,  properly and accurately kept and
                              completed;
               (c) do not contain any material inaccuracies or discrepancies of any kind;
               (d)            give  and  reflect  a true  and  fair  view of its
                              trading transactions, and its financial, contractual and trading position.

4.6            MANAGEMENT ACCOUNTS

4.6.1 The Management Accounts have been prepared in accordance with the accounting principles set out in the Disclosure Letter on a consistent basis and are true and accurate in all material respects, and show a true and fair view of the affairs and

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

               profits and liabilities of the Group Companies as at and for the period ended on the date to which they have been prepared.

5.             TAXATION

5.1 The Taxation computations for all accounting periods of the Group Companies ended on or before the date of Completion have been agreed with the Inland Revenue.

5.2 Within the 6 year period preceding the date of Completion the Group Companies have for Taxation purposes:

5.2.1 within the statutory time limits made all such returns, given all such notices and provided all such information to the appropriate Tax Authority and none of them is now or is likely to be the subject of any dispute with such Tax Authority; and

5.2.2 maintained in all material respects all such records in relation to Taxation as are required to be made or provided or maintained by them.

5.3 Within the 6 year period preceding the date of Completion the Group Companies have duly complied with their obligations in relation to pay as you earn and earnings-related national insurance contributions and their reporting obligations to the Inland Revenue in connection with any benefits provided to their employees and directors, and the Disclosure Letter contains full details of all dispensations granted to the Group Companies by the Inland Revenue relating to payments and benefits made or provided, or treated as made or provided, to its current and former directors, employees or officers or any persons required to be treated as such.

5.4 All dividends or distributions declared, made or paid by the Group Companies have been declared, made or paid in accordance with the CA and the applicable provisions of their respective Articles of Association, and all advance corporation tax ("ACT") has been duly paid.

5.5            The Disclosure Letter discloses details of all:

5.5.1 outstanding claims, disclaimers, notices and elections which have been given by or served on the Group Companies by any Tax Authority;

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

5.5.2 subsisting formal or informal arrangements or agreements entered into by each of the Group Companies with any Tax Authority with regard to any of its Taxation affairs.

5.6 Each of the Group Companies is duly registered in accordance with VATA and within the 6 year period preceding the date of Completion has made, given, obtained and kept full, materially correct and up-to-date records, invoices, and other documents appropriate or required for the purposes thereof and is not in arrears with any returns or payments due thereunder and is not subject to any requirement of H M Customs & Excise to give security under paragraph 4 of schedule 11 VATA.

5.7 Within the 24 months preceding the date of Completion none of the Group Companies has been served with a penalty liability notice under Section 64(2) VATA nor within the 12 months preceding the date of Completion has been served with a surcharge liability notice under Section 59 VATA, and none of the Group Companies is in breach of any penalty liability notice or surcharge liability notice served upon it.

5.8 Details of any claim for bad debt relief under section 36 VATA and the Value Added Tax Regulations 1995/2518 Part XIX made by anyone of the Group Companies are fairly disclosed in the Disclosure Letter.

5.9 No Group Company owns any asset or has incurred any expense in respect of which Part XV Value Added Tax Regulations 1995/2518 applies.

5.10 The Disclosure Letter contains full particulars of any election to waive exemption made or agreed to be made under Schedule 10 VATA paragraph 2 by (i) each Group Company or (ii) any person who in relation to any Group Company is a relevant associate as defined in paragraph 3(7) of that Schedule in respect of any property in which any Group Company has an interest and no Event has occurred as a result of which any such election is and may cease to be valid and effective.

5.11 None of the Group Companies is involved in any dispute in relation to Taxation and so far as the `A' Shareholders are aware no Tax Authority has investigated any of the Group Companies within the 6 year period preceding the date of Completion nor has any Tax Authority given written notice that it intends to investigate.

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

5.12 In the Principal Accounts (unless otherwise provided in the deferred tax provision therein) the aggregate value attributed to all of the assets of the Group Companies at the Last Accounts Date is such that on any disposal of all of such assets for a consideration equal to such value (and disregarding any statutory right to claim any allowance or relief):

5.12.1        no liability to Taxation will arise; and

5.12.2        no balancing charge will be made on any of the Group Companies.

5.13 No liability to Taxation will arise on the disposal by any of the Group Companies:

5.13.1 of any asset acquired since the Last Accounts Date but prior to Completion for a price equal to the price actually paid for the asset; or

5.13.2 of any asset treated as such in the Completion Accounts if that asset were to be disposed of for consideration equal to the value attributed thereto in the Completion Accounts.

5.14          Since the Last Accounts Date:

5.14.1 none of the Group Companies have entered into or been a party to any transaction, otherwise than in the ordinary course of business, which will or may give rise to a liability to Taxation, and no accounting period of any of the Group Companies has terminated;

5.14.2 no transaction has occurred which will result in any Group Company becoming liable to pay or bear a liability to Taxation directly or primarily chargeable against or attributable to another person other than another Group Company;

5.14.3 no disposal has taken place or other event occurred which will, or may have, the effect of crystallising a liability to Taxation which would have been included in the provision for deferred taxation contained in the Principal Accounts if such disposal or other event had been planned or predicted at the Last Accounts Date;

5.14.4 no Group Company has been a party to any transaction for which any tax clearance provided for by statute has been, or could have been, obtained.

5.15 Except as disclosed in the Principal Accounts none of the Group Companies has any contingent liability to Taxation under section 132 FA 1988 or sections 190 to 191 TCGA.

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

5.16 Particulars of each claim under section 152 to 154 TCGA made prior to the date of Completion which affects any asset owned by any of the Group Companies on or after the Last Accounts Date are disclosed in the Disclosure Letter.

5.17 None of the Group Companies has made any repayment of share capital to which section 210 ICTA applies or issued any share capital as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA.

5.18 None of the Group Companies is under any actual liability to make any payment of interest or any annual payment for which no relief will be received by reason of section 125 ICTA or section 787 ICTA or by reason of it being a distribution.

5.19 None of the Group Companies has ever been resident outside the United Kingdom for Taxation purposes, nor has it ever carried on any trade, business or other activities outside the United Kingdom other than the export of its services in the ordinary and normal course of its business.

5.20 Within the 6 year period preceding the date of Completion none of the Group Companies has without the prior consent of the Treasury caused permitted or entered into any of the transactions specified in section 765 ICTA.

5.21 None of the Group Companies has in the six years preceding Completion been a party to any transaction in respect of which it is alleged to be liable to Taxation under the provisions of Part XVII ICTA, and no Group Company has been or is a party to any transaction which is liable to Taxation under the provisions of
              Part XVII ICTA.

5.22          None of the Group Companies holds any shares as trading stock.

5.23 Within the 6 year period preceding the date of Completion none of the Group Companies has incurred any expense or given any consideration to which the provisions of section 418 ICTA would apply and does not have outstanding any loan to which the provisions of sections 419-420 ICTA would apply.

5.24 There is no unsatisfied liability to inheritance tax attached or attributable to the assets of any of the Group Companies or their shares and neither the assets nor the shares are subject to an Inland Revenue charge as mentioned in section 237 IHTA.

5.25 No person has the power under section 212 IHTA to raise any inheritance tax by sale or mortgage of or by a terminable charge on any of the assets of any of the Group Companies.

5.26 No dispensation or notices have been granted by the Inland Revenue to any of the Group Companies under section 166 ICTA.

5.27 None of the Group Companies has any outstanding liability for any claim in respect of the incorrect operation of the taxation regulations relating to contractors and subcontractors.

5.28 All payments due in respect of employees contributions to national insurance and graduated state pension have been properly deducted by the Group Companies and (together with any employers contributions) have been fully, correctly and promptly paid to the appropriate authority and proper records of all such deductions and payments have been maintained.

5.29 All capital expenditure incurred by the Group Companies since the Last Accounts Date and all capital expenditure which may be incurred by the Group Companies under any existing contract has qualified or will be capable of qualifying for capital allowances.

5.30 There are set out in the Disclosure Letter details of all capital allowances claimed in respect of the accounting periods of the Group Companies ended on the Last Accounts Date in respect of each asset or pool of assets in respect of which separate computations for capital allowances are required to be made or, as a result of any election, are made.

5.31 Nothing has occurred since the Last Accounts Date as a result of which any of the Group Companies could be required to bring a disposal value into account or suffer a balancing charge for the purpose of capital allowances under section 4, 24, 87, 100 or 128 CAA or a withdrawal of first year allowances or a recovery of excess relief under sections 46 or 47 CAA.

5.32          No Group Company has:

5.32.1 incurred any capital expenditure on the provision of machinery or plant for leasing;

5.32.2        made any election under section 55 CAA;

5.32.3        made and is not likely to be taken to have made an election  under section 37 CAA;

5.32.4        made or agreed to make any election under section 59A CAA.

5.33 No Group Company owns any asset which is or is capable of being a long-life asset as defined in section 38A CAA.

5.34 None of the Group Companies has incurred any expenditure on the provision of any capital allowance bearing asset for leasing to a third party.

5.35 None of the Group Companies has made any election under section 37 CAA nor is it taken to have made any such election under section 37(8)(c) CAA.

5.36 None of the Group Companies has obtained any capital allowances under Chapter VI Part II CAA.

6.            FINANCE

6.1           CAPITAL COMMITMENTS

6.1.1 There were no commitments on capital account outstanding at the Last Accounts Date and since the Last Accounts Date no Group Company has made or agreed to make any capital expenditure, or incurred or agreed to incur any capital commitments nor has it disposed of or realised any capital assets or any interest therein.

6.2           DIVIDENDS AND DISTRIBUTIONS

6.2.1 Since the Last Accounts Date no dividend or other distribution (as defined in ICTA Part XI as extended by ICTA s 418) has been or is treated as having been declared, made or paid by any Group Company.

6.2.2 All dividends or distributions declared, made or paid by each Group Company have been declared, made or paid in accordance with its articles of association and the applicable provisions of the Companies Acts.

6.3           BANK AND OTHER BORROWINGS

6.3.1 Full details of all limits on each Group Company's bank overdraft facilities or other borrowing facilities and arrangements are accurately set out in the Disclosure Letter.

6.3.2 The total amount borrowed by each Group Company from each of its bankers or other lenders does not exceed its respective overdraft or other lending facilities.

6.3.3 The total amount borrowed by each Group Company (as determined in accordance with the provisions of the relevant instrument) does not exceed any limitation on its borrowing powers contained in its articles of association, or in any debenture or other deed or document binding upon it.

6.3.4         No Group Company has:

              (a) outstanding, or has agreed to create or issue, any loan capital;
              (b) factored any of its debts, or engaged in financing of a type which would not require to be shown or reflected in the Last Accounts;
              (c) borrowed any money which it has not repaid, save for borrowings not exceeding the amounts shown in the Last Accounts.

6.3.5 No Group Company has since the Last Accounts Date repaid or become liable to repay any loan or indebtedness in advance of its stated maturity.

6.3.6 No Group Company has received notice (whether formal or informal) from any lenders of money to it, requiring repayment or intimating the enforcement of any security the lender may hold over any of its assets; and there are no circumstances likely to give rise to any such notice.

6.4           LOANS BY AND DEBTS DUE TO GROUP COMPANIES

6.4.1 No Group Company has lent any money which has not been repaid to it, or owns the benefit of any debt (whether or not due for payment), other than debts which have arisen in the ordinary course of its business; and no Group Company has made any loan or quasi-loan contrary to the Companies Acts.

6.5           LIABILITIES

6.5.1 There are no liabilities (including contingent liabilities) which are outstanding on the part of any Group Company other than those liabilities disclosed in the Principal Accounts or incurred in the ordinary and proper course of trading since the Last Accounts Date.

6.5.2 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the fixed assets of any Group Company; and there is no dispute directly or indirectly relating to any of its fixed assets.

6.6           CONTINUATION OF FACILITIES

6.6.1 In relation to all debentures, acceptance credits, overdrafts, loans or other financial facilities outstanding or available to any Group Company (referred to in this clause as "Facilities"):

              (a) the Disclosure Letter sets out full details and there are attached to it accurate copies of all documents relating to the Facilities;
              (b) there has been no contravention of or non-compliance with any provision of any of those documents;
              (c) no steps for the early repayment of any indebtedness have been taken or threatened;
              (d) there have not been nor are there any circumstances known to the `A' Shareholders whereby the continuation of any of the Facilities might be prejudiced, or which might give rise to any alteration in the terms and conditions of any of the Facilities;
              (e) none of the Facilities is dependent on the guarantee or indemnity of or security provided by a third party other than a Group Company;
              (f) without making specific enquiry no `A' Shareholder has any knowledge, information or belief that, as a result of the acquisition of the Shares by the Purchaser or any other thing contemplated in this Agreement, any of the Facilities might be terminated or mature prior to its stated maturity.

6.7           GOVERNMENT GRANTS

6.7.1 Full details of all grants, subsidies or financial assistance applied for or received by the Group Companies from any governmental department or agency or any local or other authority are set out in the Disclosure Letter.

6.7.2 No Group Company has done or omitted to do any act or thing which could result in all or any part of any investment grant, employment subsidy or other similar payment made, or due to be made, to it becoming repayable or being forfeited or withheld in whole or in part.

7.            TRADING

7.1           CHANGES SINCE LAST ACCOUNTS DATE

7.1.1         Since the Last Accounts Date:

              (a) the business of each Group Company has been continued in the ordinary and normal course;
              (b) there has been no deterioration in the turnover or the financial or trading position or prospects of any Group Company;
              (c) each Group Company has paid its creditors in accordance with their respective credit terms and in accordance with its normal procedures, and there are no amounts owing by any Group Company which have been due for more than 12 weeks.

7.1.2 The value of the net realisable assets of each Group Company is not now less than at the Last Accounts Date.

7.2           EFFECT OF SALE OF SHARES

7.2.1 The `A' Shareholders have no knowledge, information or belief that after Completion (whether by reason of an existing agreement or arrangement or otherwise) or as a result of the acquisition of the Company by the Purchaser:

              (a) any supplier of any Group Company will cease or be entitled to cease supplying it or may substantially reduce its supplies to it;
              (b) any customer of any Group Company will cease or be entitled to cease to deal with it or may substantially reduce its existing level of business with it;

              (c) any Group Company will lose the benefit of any right or privilege which it enjoys;
              (d) any officer or senior employee of a Group Company will leave or be entitled to a payment from any Group Company.

7.2.2         Compliance with the terms of this Agreement does not and will not:

              (a) conflict with, or result in the breach of, or constitute a default under, any of the terms, conditions or provisions of any agreement or instrument to which any Group Company is a party, or any provision of the memorandum or articles of association of any Group Company or any encumbrance, lease, contract, order, judgement, award, injunction, regulation or other restriction or obligation of any kind or character by which or to which any asset of any Group Company is bound or subject;
              (b) relieve any person from any obligation to any Group Company (whether contractual or otherwise), or enable any person to determine any such obligation or any right or benefit enjoyed by any Group Company, or to exercise any right, whether under an agreement with or otherwise in respect of any Group Company;
              (c) result in the creation, imposition, crystallisation or enforcement of any Encumbrance whatsoever on any of the assets of any Group Company;
              (d) result in any present or future indebtedness of any Group Company becoming due and payable or capable of being declared due and payable prior to its stated maturity.

7.3           CONDUCT OF BUSINESS IN ACCORDANCE  WITH  MEMORANDA AND ARTICLES OF
              ASSOCIATION

7.3.1 Each Group Company has at all times carried on business and conducted its affairs in all respects in accordance with its memorandum and articles of association for the time being in force.


7.3.2 Each Group Company is empowered and duly qualified to carry on business in all jurisdictions in which it now carries on business.

7.4           JOINT VENTURES AND PARTNERSHIP

7.4.1 No Group Company is or has agreed to become a member of any joint venture, consortium, partnership or other unincorporated association and no Group Company is or has agreed to become a party to any agreement or arrangement for sharing commissions or other income.

7.5           AGREEMENTS RELATING TO THE MANAGEMENT AND BUSINESS

7.5.1 There are no arrangements or understandings (whether legally enforceable or not) between a Group Company and any person who is a shareholder or the beneficial owner of any interest in it, or in any company in which any Group Company is interested, or any association of any such person, relating to the management of any Group Company's business, or the appointment or removal of directors of any Group Company, or the ownership or transfer of ownership or the letting of any of the assets of any Group Company, or the provision, supplying or purchase of finance, goods, services, or other facilities to, by or from any Group Company, or in any other respect relating to its affairs.

7.6           AGENCY AGREEMENTS AND AGREEMENTS RESTRICTING BUSINESS

7.6.1 No Group Company is a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement, or any restrictive trading or other agreement or arrangement pursuant to which any part of its business is carried on, or which in any way restricts its freedom to carry on the whole or any part of its business in any part of the world in such manner as it thinks fit.

7.6.2 No Group Company is a party to any undertaking or assurances given to any court or governmental agency which is still in force.

7.7           UNFAIR TRADE AND RESTRICTIVE PRACTICES

7.7.1 No Group Company has committed or omitted to do any act or thing which could give rise to any fine or penalty.

7.7.2 No Group Company is a party to any agreement, practice or arrangement which in whole or in part:

              (a) contravenes the provisions of the Trade Descriptions Acts 1968 and 1972;

              (b) would or might result in a reference of a consumer trade practice, within the meaning of the Fair Trading Act 1973 s 13, or be liable to reference to the Consumer Protection Advisory Committee under
                            Part II of the said Act;
              (c)           contravenes  the  provisions of the Consumer  Credit
                            Act 1974;
              (d) contravenes or is invalidated (in whole or in part) by or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;
              (e)           contravenes any provisions of the Treaty of Rome;
              (f) contravenes any other anti-trust, anti-monopoly or anti-cartel legislation or regulations.

7.7.3 No Group Company has engaged in any anti-competitive practice as defined in the Competition Act 1980 or the Competition Act 1998.

7.8           LITIGATION, DISPUTES AND WINDING UP

7.8.1 No Group Company is engaged in any litigation or arbitration or tribunal proceedings as plaintiff or defendant or third party.

7.8.2 There are no proceedings pending or threatened either by or against any Group Company nor so far as the `A' Shareholders are aware against any officers, agents or employees of any of the Group Companies.

7.8.3         So  far  as  the  `A'   Shareholders   are  aware   there  are  no
              circumstances which are likely to give rise to any litigation or arbitration or tribunal proceedings.

7.8.4 There is no dispute with any revenue or other official department in the United Kingdom or elsewhere, in relation to the affairs of any Group Company, and so far as the `A' Shareholders are aware there are no facts which are likely to give rise to any dispute.

7.8.5 There are no claims pending or threatened or so far as the `A' Shareholders are aware capable of arising against any Group Company by an employee or workman or third party, in respect of any accident or injury, which are not fully covered by insurance.

7.8.6 No order has been made or petition presented or resolution passed for the winding up of any Group Company.

7.8.7 No order has been made or petition presented for an administration order to be made for any Group Company nor has any distress, execution or other process been levied in respect of any Group Company which remains undischarged.

7.8.8 There is not any unfulfilled or unsatisfied judgment or court order outstanding against any Group Company.

7.9           COMPLIANCE WITH STATUTES

7.9.1 No Group Company and none of its officers, agents or employees (during the course of their duties in relation to it) has committed or omitted to do any act or thing the commission or omission of which is in contravention of any act, order, regulation or the like (whether of the United Kingdom or elsewhere) giving rise to any fine, penalty, default proceedings or other liability on its part.

7.9.2         Each Group Company has conducted and is conducting its business in
              all  respects  in  accordance   with  all   applicable   laws  and
              regulations whether of the United Kingdom or elsewhere.

7.9.3 No Group Company carried on (or has, at any time when not an authorised person under chapter III, Financial Services Act 1986, carried on) investment business in the United Kingdom within the meaning of the Financial Services Act 1986, s 1.

7.10          DATA PROTECTION

7.10.1        Each  Group   Company  has  fully   complied   with  all  relevant
              requirements of the Data Protection Act 1984 and the Data Protection Act 1998 including compliance with the following:

              (a) the data protection principles established in that Act;
              (b) requests from data subjects for access to data held by it;
              (c) the requirements relating to the registration of data users.

7.10.2 No Group Company has received a notice or allegation from either the data protection registrar or a data subject alleging non-compliance with the data protection principles or prohibiting the transfer of data to a place outside the United Kingdom.

7.10.3 No individual has claimed or will have the right to claim compensation from any Group Company under that Act for loss or unauthorised disclosure of data.

7.11          DOCUMENTS STAMPED

7.11.1 All documents which in any way affect the right, title or interest of any Group Company in or to any of its property, undertaking or assets, or to which a Group

              Company is a party, and which attract stamp duty have been duly stamped with the correct amount of duty payable within the requisite period for stamping.

7.12          BUSINESS NAMES

7.12.1 No Group Company uses a name for any purpose other than its full corporate name.

7.13          TRANSACTIONS INVOLVING DIRECTORS

7.13.1 No Group Company has been a party to any transaction to which any of the provisions of CA s 320 or s 330 may apply.

7.14          POWERS OF ATTORNEY AND AUTHORITY

7.14.1        No power of attorney given by any Group Company is in force.

7.14.2 There are not outstanding any authorities (express or implied) by which any person may enter into any contract or commitment to do anything on behalf of a Group Company.

7.15          LICENCES AND CONSENTS

7.15.1 Each Group Company has obtained all necessary licences and consents from any person, authority or body for the proper carrying on of its business (short particulars of each licence and consent being set out in the Disclosure Letter) and all the licences and consents are valid and subsisting.

7.15.2 No Group Company is in breach of any of the terms or conditions of any of the licences or consents; and so far as the `A' Shareholders are aware there are no factors that might in any way prejudice the continuation or renewal of any of them.

7.16          SUBSISTING CONTRACTS

7.16.1        The  Disclosure  Letter  contains  accurate   particulars  of  all
              material contracts and engagements, whether written or oral, to which any Group Company is a party at the date of this Agreement.

7.16.2 There is not now outstanding in respect of any Group Company any agreement for the supply of services or for agency.

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


7.17          DEFAULTS UNDER AGREEMENTS BY GROUP COMPANY

7.17.1        No Group Company is :

              (a) in default under any agreement or covenant to which it is a party or in respect of any other obligations or restrictions binding upon it;
              (b) in default under any obligations existing by reason of membership of any association or body;
              (c) liable in respect of any representation or warranty (whether express or implied) or any matter giving rise to a duty of care on its part.

7.17.2 No threat or claim of default under any agreement, instrument or arrangement to which any Group Company is a party has been made and is outstanding against it; and so far as the `A' Shareholders are aware there is nothing whereby any such agreement, instrument or arrangement may be prematurely terminated or rescinded by any other party or whereby the terms thereof may be worsened.

7.18          OTHER PARTY'S DEFAULTS

7.18.1 No party to any agreement with or under an obligation to any Group Company is in default under it, being a default which would be material in the context of any Group Company's financial or trading position; and as far as the `A' Shareholders are aware there are no circumstances likely to give rise to such a default.

7.19          OUTSTANDING OFFERS

7.19.1 No offer, tender or the like is outstanding which is capable of being converted into an obligation of any Group Company by acceptance or other act of some other person, firm or company.

7.20          DEFECTIVE PRODUCTS

7.20.1 No Group Company has manufactured, sold or supplied products which are or were or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly made by it or with all applicable regulations, standards and requirements.

7.21          SERVICE LIABILITIES

7.21.1 No Group Company is subject to any liability or obligation (save as may be implied by law) to service, repair, maintain, take back or otherwise do or not do anything in respect of any products that have been or are after the date of this Agreement delivered by it.

7.22          PURCHASES AND SALES FROM OR TO ONE PARTY

7.22.1 Neither more than 25 per cent of the aggregate amount of all the purchases, nor more than 25 per cent of the aggregate amount of all the sales, of any Group Company are obtained or made from or to the same supplier or customer (including any person in any way connected with such supplier or customer) nor is any material source of supply to any Group Company, or any material outlet for the sales of any Group Company, in jeopardy or so far as the `A' Shareholders are aware likely to be in jeopardy.

7.23          GUARANTEES AND INDEMNITIES

7.23.1 There is not now outstanding in respect of any Group Company any guarantee, or agreement for indemnity or for suretyship, given by it or for its accommodation.

7.24          INSIDER CONTRACTS

7.24.1 There is not now outstanding and there has not at any time during the three years prior to the date of this Agreement been outstanding any contract or arrangement to which any Group Company is a party and which any `A' Shareholder or any director of any Group Company is or has been interested, whether directly or indirectly.

7.24.2 No Group Company is a party to, nor have its profits or financial position during the three years prior to the date of this Agreement been affected by, any contract or arrangement which is not of an entirely arm's length nature.

7.25          MANAGEMENT REPORTS

7.25.1 There have been no reports concerning any Group Company, by financial or management consultants within the period of three years prior to the date of this Agreement.

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


8.            EMPLOYMENT

8.1           EMPLOYEES AND TERMS OF EMPLOYMENT

8.1.1 Full particulars of the identities, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all the employees and officers of each Group Company, including without limitation profit sharing, commission or discretionary bonus arrangements, are fully and accurately set out in the Disclosure Letter.

8.1.2 There are no agreements or other arrangements (whether or not legally binding) between any Group Company and any trade union or other body representing employees.

8.1.3         No contract  of service  exists  between  any Group  Company and a
              director  or   employee   in   relation  to  which  any   relevant
              requirements of CA s 319 have not been fulfilled.

8.1.4 Each Group Company has at all times complied with the Employment Rights Act 1996 (as amended) and the EC Working Time Directive 93/204/EC (as implemented by the Working Time Regulations 1998) in respect of all its employees.

8.2           BONUS SCHEMES

8.2.1 There are no schemes in operation by, or in relation to, any Group Company whereunder any employee of any Group Company is entitled to a commission or remuneration of any other sort, calculated by reference to the whole or part of the turnover, profits or sales of any Group Company.

8.2.2 No Group Company has registered a profit-related pay scheme under the provisions of Part I Chapter I of the F(No2)A 1987.

8.3           CHANGES IN REMUNERATION

8.3.1 Since the Last Accounts Date or (where employment or holding of office commenced after the beginning of such period) since the commencing date of the employment or holding of office:

              (a) no change has been made in the rate of remuneration, or the emoluments or pension benefits, of any officer, ex-officer or senior executive of any Group Company (a senior executive being a person in receipt of remuneration in excess of (pound)25,000 per annum);

              (b) no change has been made in any other terms of employment of any officer or senior executive.

8.3.2 No Group Company is bound or accustomed to pay any moneys other than in respect of remuneration or emoluments of employment or pension benefits to or for the benefit of any officer or employee of any Group Company.

8.3.3 No negotiations for any increase in the remuneration or benefits of any officer or employee of any Group Company are current or likely to take place within six months after the date of Completion.

8.4           TERMINATION OF CONTRACTS OF EMPLOYMENT

8.4.1 All subsisting contracts of service to which any Group Company is a party are determinable at any time on three months' notice or less without compensation (other than compensation in accordance with the Employment Rights Act 1996 (as amended).

8.4.2 No executive of any Group Company, who is in receipt of remuneration in excess of (pound)25,000 per annum, and no officer of any Group Company has given or received notice terminating his employment, except as expressly contemplated in this Agreement, and no such executive or officer will be entitled to give such notice as a result of the provisions of this Agreement.

8.5           INDUSTRIAL DISPUTES AND NEGOTIATIONS

8.5.1 None of the Group Companies or their respective employees is involved in any industrial dispute, and there are no facts known or which would on reasonable enquiry be known to any Group Company or its directors or to the `A' Shareholders which might suggest that there may be any industrial dispute involving a Group Company or that any of the provisions of this Agreement may lead to any such industrial dispute.

8.6           INDUSTRIAL AGREEMENTS

8.6.1 No Group Company has entered into any recognition agreement with a trade union nor has it done any act which might be construed as recognition.

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

9.            ASSETS

9.1           OWNERSHIP OF ASSETS

9.1.1 The Group Companies owned at the Last Accounts Date and had good and marketable title to and (except for current assets subsequently sold or realised in the ordinary course of business) still legally and beneficially own and have good and marketable title to all assets included in the Principal Accounts (excluding the Properties) and to all assets acquired since the Last Accounts Date and not subsequently sold or realised as aforesaid and all such assets are in the possession or under the control of the Group Companies, are free from all Encumbrances and situated in the United Kingdom.

9.1.2 No Group Company has created or granted or agreed to create or grant any security interest or other Encumbrance in respect of any of the fixed assets included in the Principal Accounts (excluding the Properties) or acquired or agreed to be acquired since the Last Accounts Date, otherwise than in the ordinary course of its business.

9.1.3 Save as disclosed in the Principal Accounts none of the property, assets, undertakings, goodwill or uncalled capital of any Group Company (excluding the Properties) is subject to and no Group Company has agreed to grant in respect of such property any Encumbrance.

9.2           INSURANCE

9.2.1 All the buildings (for which Group Companies are responsible to insure) and other assets and undertakings of each Group Company of an insurable nature (excluding the Properties) are and have at all material times been, insured in amounts representing their full replacement or reinstatement value against a minimum of fire and catastrophe perils plus theft and any other perils (including terrorism) which might normally be insured against by persons carrying on the same business as that carried on by such Group Company [or are required under the terms of any lease)].

9.2.2 Each Group Company is now and has at all material times been insured for any consequential losses to the business caused by accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally insured against by persons carrying on the same business.

9.2.3 All insurance is currently in full force and effect, and all premiums payable in respect of insurance policies which have become due have been duly paid and nothing has been done or omitted to be done and so far as the `A' Shareholders are aware no circumstances have arisen which could make any policy of insurance void or voidable or which is likely to result in an increase in premium.

9.2.4 None of the policies is subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate.

9.2.5 No claim is outstanding or may be made under any of the said policies and so far as the `A' Shareholders are aware no circumstances exist which are likely to give rise to such a claim.

9.2.6 The information in the Disclosure Letter with respect to the insurance policies is up to date and true and accurate in all respects.

9.2.7 [The Group Companies have in force a professional indemnity policy to cover liability for the Group Companies providing advice to third parties.]

9.2.8 Each Group Company is now and has at all material times been indemnified by insurance for its legal liabilities to employees for claims made against the Group Companies for death, illness and injury arising out of their employment and to third parties for claims for injury or damage to property arising out of the Group Companies business activities or products supplied.

9.2.9 Each Group Company has recovered all benefits of any claims that it is entitled to and there are not now outstanding any claims to which any of the Group Companies are entitled to.

9.3           LEASED ASSETS

9.3.1 No circumstance has arisen or is likely to arise in relation to any asset held by a Group Company under a lease or similar agreement whereby the rental payable has been or is likely to be increased and, in particular, all such assets have at all relevant times been used for qualifying purpose within the meaning of FA 1980 s 64 and FA 1982 s 70.

9.4           EQUIPMENT IN WORKING ORDER

9.4.1 The vehicles and other equipment used in connection with the business of each Group Company:

              (a) are in a good and safe state of repair and condition (subject to fair wear and tear) and satisfactory working order and have been regularly and properly maintained;

              (b) are in its possession and control, and are its absolute property, save for those items the subject of the hire purchase, leasing or rental agreements listed in the Disclosure Letter, or in respect of which the outstanding payments do not exceed (pound)1,000 in aggregate;
              (c) are not expected to require replacements or additions at an aggregate cost in excess of(pound)10,000 within six months from the date of this Agreement;
              (d) are all capable and so far as the `A' Shareholders are aware (subject to normal wear and tear) will remain capable throughout the respective periods of time during which they are each written down to a nil value in the accounts of the Group Companies (in accordance with the normal recognised accountancy principles consistently applied prior to the date hereof) of doing the work for which there were designed or purchased.

9.4.2 Maintenance contracts are in full force and effect in respect of all assets of the Group Companies which it is normal or prudent to have maintained by independent or specialist contractors and in respect of all assets which any Group Company is obliged to maintain by independent or specialist contractors and in respect of all assets have been regularly maintained to a good technical standard and in accordance with safety regulations usually observed in relation to assets of that description and in accordance with the terms and conditions of any applicable leasing or similar agreement.

9.5           INTELLECTUAL PROPERTY RIGHTS AND TRADE SECRETS

9.5.1 All Intellectual Property Rights used or required by any Group Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

9.5.2 The Group Companies are the sole and unencumbered legal and beneficial owners of the Intellectual Property Rights listed in the Disclosure Letter and (where registration is possible) a Group Company has been and is registered as proprietor, and each of those Intellectual Property Rights is valid and enforceable and not restricted in any way, and so far as the `A' Shareholders are aware none of them is being used, claimed, opposed or attached by any other person.

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

9.5.3 No right or licence has been granted to any person by any Group Company to use in any manner or to do anything which would or might otherwise infringe any of the Intellectual Property Rights referred to above; and no act has been done or omission permitted by any Group Company whereby they or any of them have ceased .

9.5.4 The business of each Group Company (and of any licensee under a licence granted by any Group Company) as now carried on does not and infringe any Intellectual Property Right of any other person (or would not do so if the same were valid) or give rise to a liability to pay compensation pursuant to the Patents Act 1977 ss 40 and 41 and all licences to any Group Company in respect of any such protection are in full force and effect.

9.5.5 So far as the `A' Shareholders are aware none of the Intellectual Property Rights is currently being infringed by any third party or has been so infringed in the six year period preceding Completion and no third party has threatened any such infringement.

9.5.6 All application and renewal fees and costs and charges regarding the Intellectual Property Rights due on or before Completion have been duly paid in full.

9.5.7 There are no outstanding claims against the Company for infringement of any Intellectual Property used (or which has been used) by it and no such claims have been settled by the giving of any undertakings which remain in force.

9.5.8 Nothing has been done or omitted by any Group Company which would enable any licensee under a licence granted by a Group Company to be terminated or which in any way constitutes a breach of terms of any licence.

9.6           CONFIDENTIAL INFORMATION

9.6.1 No Group Company uses any processes or is engaged in any activities which involve the misuse of any confidential information belonging to any third party and no allegations of such misuse have been made.

9.6.2 No Group Company is aware of any actual or alleged misuse by any person of any of its Confidential Information.

9.6.3 No Group Company has disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Group Company's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing or using it other than for the purposes for which it was disclosed by the Group Company.

9.6.4 Confidential Information used by each of the Group Companies is kept strictly confidential and each of the Group Companies operates and fully complies with procedures which maintain such confidentiality, which confidentiality has not been breached.

9.6.5 No Group Company is a party to any secrecy agreement or agreement which may restrict the use or disclosure of information.

9.7           COMPUTER SYSTEMS

9.7.1 The Computer Systems used in the course of the Group Companies' business have been satisfactorily maintained and supported and have the benefit of an appropriate maintenance and support agreement terminable by the contractor by not less than 12 months' notice and no notice has been given either by a Group Company or the contractor terminating such agreement.

9.7.2 Disaster recovery plans are in effect and are adequate to ensure that the Computer Systems can be replaced or substituted without any material disruption to the business of the Group Companies.

9.7.3 In the event that any person providing maintenance or support services for the Computer Systems ceases or is unable to do so, the Group Companies have all necessary rights to obtain the source code and all related technical and other information free of charge and to procure the carrying out of such services by employees or by a third party.

9.7.4 The Group Companies have sufficient technically competent and trained employees to ensure proper handling, operation, monitoring and use of the Computer Systems.

9.7.5 The Group Companies have adequate procedures to ensure internal and external security of the Computer Systems, including procedures for taking and storing on-site and off-site backup copies of computer programs and data.

9.7.6 None of the Group Companies records systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic processes whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of or under licence to the Group Companies.

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

9.7.7 All necessary back-up systems are utilised to ensure that in the event of any fault in any Computer Systems used by the Group Companies, no more than one day's data might be lost, and no such faults have occurred in the last twelve months.

9.7.8 During the twelve months prior to the date of Completion, none of the Computer Systems has failed whether by reason of bugs, or equipment breakdown, or for any other reason ("Performance Failure") such as to cause significant or repeated disruption, interruption or loss to the business of any of the Group Companies and the Warrantors are not aware of any circumstances existing at the date of Completion which could result in the occurrence of a Performance Failure.

10.           PROPERTIES

10.1          TITLE

10.1.1 The Properties comprises the only properties occupied or otherwise used in connection with its business by the Group.

10.1.2 The Properties were occupied or otherwise used by the Group in connection with its business under a lease dated 27th July 1999 and made between A R Thompson, T M Thompson and J E Wickham (1) and McMillan Partnership Limited (2). This lease expired on 10th July 2000 and the Group remain in occupation as a tenant at will.

10.2          STATUTORY OBLIGATIONS

10.2.1 The `A' Shareholders have not received notice of any breach nor are they aware of there being any breach of any applicable statutory and byelaw requirements with respect to the Properties and in particular (but without limitation) with requirements as to fire precautions and means of escape in case of fire and with requirements under the Public Health Acts the Housing Acts the Highways Acts the Offices Shops and Railway Premises Act 1963 the Health and Safety at Work etc Act 1974 and the Factory Acts.

10.2.2 The `A' Shareholders have not received notice of any breach nor are they aware of there being any outstanding and unobserved or unperformed obligations with respect to the Properties necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

10.3          LEASEHOLDS

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

10.3.1 The Subsidiary has paid the rent and has not received notice of any breach of and the 'A' Shareholders are not aware of any breach of the covenants on the part of the tenant and the conditions contained in the lease under which the Properties are held, and the last demand (or receipts for rent if issued) was unqualified.

10.3.2 All licences, consents and approvals required from the landlord and any superior landlords and from their respective mortgagees, if any, under the lease of the Properties have been obtained and the covenants on the part of the Subsidiary contained in such licences, consents and approvals have been duly performed and observed.

10.3.3 The Group does not have any continuing liability in respect of any other property formerly owned or occupied by the Group either as original contracting party or by virtue of any direct covenant having been given on a sale or assignment to the Group or as a surety for the obligations of any other person in relation to such property.

11.            PENSION SCHEMES

11.1 Save for the Pension Schemes the Group is not a party to nor participates in nor contributes to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment after cessation of employment with the Company of medical expenses) for any Relevant Employee or the widow, widower, child or dependant of any Relevant Employee.

11.2 Save in relation to the existing pension and other employee benefits payable by the Group as set out in the Bundle annexed to the Disclosure Letter the Group:

              (a) has not given any undertaking or assurance (whether legally enforceable or not) as to the continuance, introduction, improvement or increase of any benefit of a kind described in paragraph 11.1, or

              (b) is not paying and has not in the last two years paid any such benefit,

               to (in either case) any Relevant Employee or to any widow, widower, child or dependant of any Relevant Employee.

11.3           All  material   details  relating  to  the  Pension  Schemes  are
               contained in or annexed to the Disclosure Letter.

11.4 All benefits which are not money purchase benefits and which are payable under the Pension Schemes on the death of any person while in employment to which the Pension Schemes relate are insured fully under a policy with an insurance company of good repute and there are no grounds on which that company might avoid liability under that policy. All other benefits payable, or prospectively or contingently payable, under the Pension Schemes are money purchase benefits. In this paragraph "money purchase benefits" has the same meaning as in s. 181(1) Pension Schemes Act 1993.

11.5 Contributions to the Pension Schemes are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid punctually. No fee, charge or expense relating to or in connection with the Pension Schemes have been incurred but not paid. If any such fee, charge or expense has been paid by any person other than the Pension Schemes the Pension Schemes have reimbursed that person if and to the extent that the Pension Schemes is or may become liable so to do.

11.6 Each Group Company has observed and performed those provisions of the Pension Schemes which apply to it.

11.7 All documentation and records in respect of the Pension Schemes are up to date and so far as the `A' Shareholders are aware complete and accurate in all material respects.

11.8 Save for any deposit with a bank or building society the only assets which the Pension Scheme has held are insurance policies and annuity contracts with insurance companies of good repute.

11.9           The Pension Schemes:

               (a) are exempt approved scheme (within the meaning of s. 592(1) Income and Corporation Taxes Act 1988);

               (b) have at all times complied with and had been administered in accordance with all applicable laws, regulations and requirements (including those of the Board of Inland Revenue and of trust law).

              Neither the Pension Schemes nor the Group is engaged or involved in any Proceedings which relate to or are in connection with the Pension Schemes or the benefits thereunder and no such Proceedings are pending or threatened and so far as the `A' Shareholders are aware there are no facts likely to give rise to any such Proceedings. In this paragraph
                            11.10 "Proceedings" includes any litigation or arbitration and also includes any investigation or determination by the Pension Ombudsman or the
                            Occupational Pension Advisory Service and any complaint under any internal dispute resolution procedure established in connection with the Pension Schemes

12.           ENVIRONMENTAL MATTERS

12.1 No claim of any violation breach or infringement of Environmental Legislation has been made against any Group Company.

12.2 No writ summons order enforcement notice prohibition notice or other notice has been issued or served and no direction of the Secretary of State or of any public local or other statutory authority has been made with regard to the [Properties] and/or any activities processes or substances in or over or under the [Properties] pursuant to the Environmental Legislation and no prosecutions have been instituted with respect thereto.

12.3 No offence has been committed by a Group Company on or in connection with the [Properties] or any activities processes or substances in on over or under the [Properties] pursuant to the Environmental Legislation.

12.4 No notice, order, judgement, demand or letter requiring the taking of remedial or other action under or pursuant to the Environmental Legislation has been served on or received by any Group Company, and the `A' Shareholders are not aware of any circumstances that would cause such notice, order, judgement, demand or letter to be served on any Group Company.

12.5 The Group Companies have not received or applied for any grants or funds from any public local or other statutory authority in connection with environmental improvements or reclamation on the Properties.

12.6 Neither the Group Companies or so far as the `A' Shareholders are aware the Properties nor the business of the Group Companies have been the subject of any environmental audit any evaluation assessment study or test.

                                   SCHEDULE 3
                                   ----------

                                     PART 2
                                     ------

                              PURCHASER WARRANTIES
                              --------------------

1. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation, with all necessary corporate power and authority under applicable laws to execute this Agreement and to consummate the transactions contemplated by this Agreement.

2. The execution of this Agreement and the performance by the Purchaser of its obligations under this Agreement have been duly authorised by all necessary corporate action.

3. The Consideration Stock, upon its delivery to the Vendors in accordance with the provisions of this Agreement, will have been duly and validly authorised, issued and delivered by the Purchaser and the Consideration Stock will be fully paid for .

4. The Purchaser previously made available to the Vendors and the Vendors by their execution of this Agreement acknowledge receipt of, the following documents filed by the Purchaser with the SEC:

               SB-2/A 3 November  1999
               10QSB 16 November 1999
               424 B3 6 January 2000
               424 B3 14 January 2000
               NT 10-Q 15 February 2000
               10QSB 22 February 2000
               8K 20 March 2000
               8K 11 May 2000
               NT 10-Q 16 May 2000

5. Since 1st April 2000 there has been no material adverse change in the financial or trading position or property of the Purchaser PROVIDED THAT the Purchaser gives no warranty in relation to movements in its stock price on NASDAQ OTC Bulletin Board as a result of unusual market conditions nor as a result of the announcement of the transactions contemplated by this Agreement

                                   SCHEDULE 4

                                    TAX DEED
                                    --------

THIS DEED is made the                            2000

BETWEEN:

(1) The persons whose names and addresses are set out in the Schedule to this Deed ("the Covenantors"); and

(2) Global Sources Limited (a Delaware Corporation) whose main office is at [ ] ("the Purchaser").

RECITAL:

This Deed is entered into pursuant to an agreement ("the Agreement") made between the Covenantors (1) and Andrew Maggs and others (2) and the Purchaser
(3) relating to the sale of all the ordinary share capital of the Company.

THIS DEED WITNESSES THAT:
-------------------------

1.            DEFINITIONS

1.1 In this Deed words and expressions defined in the Agreement shall, except where otherwise provided or expressly defined below, have the same meaning in this Deed and those provisions of the
              Agreement dealing with construction or interpretation shall (except where otherwise provided) apply as if expressly set out in this Deed.

1.2 In this Deed the following expressions shall have the following meanings:

              "CLAIM" means any claim, notice, demand, assessment, letter or other document issued, or claim made, or action taken, by or on behalf of any Tax Authority from which it appears that the Company is or may be subject to a liability for Taxation (whether or not it is primarily payable by the Company and whether or not the

              Company has or may have any right of reimbursement) for which the Covenantors are or may be liable to make a payment to the Purchaser under this Deed

              "EVENT" means any event, act, transaction (including completion of the Agreement in accordance with its terms) or omission of whatever nature and without limitation any receipt or accrual of any income or gains, and any distribution, failure to distribute, acquisition, disposal, transfer, payment, loan or advance, and references to an Event on or before any date shall be deemed to include any combination of two or more Events only the first or some of which shall have taken place or be deemed to have taken place on or before that date

              "RELIEF" means any relief, loss, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature in computing or against profits, income or gains of any description or from any source, or credit against Taxation pursuant to any legislation or otherwise

              "TAX AUTHORITY" means any fiscal, revenue, statutory, governmental, federal, state, provincial, municipal authority, body or official thereof including the Inland Revenue and H M Customs and Excise whether of the United Kingdom or elsewhere

              "TAXATION" means any taxation, duty, levy, charge, impost or contribution of whatever nature (whether or not the same is primarily payable by the Company and whether or not the Company has or may have any right of reimbursement against any other person) imposed by any Tax Authority whenever imposed and any interest surcharge penalty or fine in relation thereto except to the extent that the same arise by reason of any failure or delay on the part of the Purchaser in paying over to the relevant Tax Authority any payment made hereunder by the Covenantors.

1.3 Any reference to profits includes income profits or gains (including capital gains) of any description or from any source and reference to profits earned accrued or received include profits deemed to have been or treated as earned accrued or received.

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

1.4 Any reference to a liability for Taxation shall include not only liabilities of a Group Company to make payments of or in respect of Taxation but also:
              (a) the loss, reduction or set-off of any Relief where such Relief has been taken into account in computing and so reducing any provision or accrual for Taxation which appears in the Principal Accounts (or which but for such Relief would have appeared in the Principal Accounts);
              (b) the set-off or utilisation against profits or Taxation of any Relief which is not available before Completion and arises in respect of an Event occurring after Completion where but for the set-off or utilisation of such Relief the Company would have had a liability for Taxation in respect of which the Purchaser would have been able to make a claim against the Covenantors under this Deed;
              (c) the loss, reduction or set-off of a right to repayment of Taxation; and
              (d) and liability to make a payment by way of indemnity or damages, or any other payment pursuant to a contract or arrangement, in each case arising out of
                            or  in  connection   with  Taxation;

              and in such circumstances the amount of the repayment which would otherwise have been obtained or the amount of Taxation which would have been saved by the Relief shall be treated as the amount of the liability for Taxation as appropriate.

2.            COVENANT TO PAY

2.1 Subject as provided below, the Covenantors for themselves and on behalf of their respective personal representatives jointly and severally covenant with the Purchaser that they will each pay to the Purchaser an amount equal to:

2.1.1 any liability for Taxation of a Group Company which relates to an Event occurring on or before Completion or in respect of any profits earned accrued or received on or before Completion; and

2.1.2 any depletion or reduction in the value of the assets of a Group Company or any increase in its liabilities arising as a result of any liability of a Group Company to repay in whole or in part any payment for group relief or payment for the surrender of surplus advance corporation tax received on or before Completion; and

2.1.3 any reasonable costs and expenses properly incurred or payable by the Purchaser or a Group Company in connection with or in consequence of any of the foregoing; and

2.1.4         any liability for inheritance tax which:

2.1.4.1 has at Completion given rise to a charge on any of the shares or assets of any Group Company or given rise to a power to sell mortgage or charge any of the shares or assets of any Group Company;

2.1.4.2 after Completion gives rise to a charge on any of the shares or assets of any Group Company or gives rise to a power to sell mortgage or charge any of the shares of any Group Company and which arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring) provided that any right to pay tax by instalments shall be disregarded and the provisions of section 213 IHTA shall not apply to any payment falling to be made under this sub-clause; and

2.1.5 any payment made by any Group Company between the Last Accounts Date and Completion in circumstances where a liability would have fallen upon the Covenantors under this clause 2.1.5 but for such payment; and

2.1.6 any liability for Taxation of any Group Company or the Purchaser arising as a result of or in consequence of the failure of any person (other than any Group Company or the Purchaser) at any time to pay any amount of Taxation under section 767A or 767AA ICTA or otherwise, where the person who has failed to pay such Taxation is a Covenantor, a company controlled by a Covenantor within the meaning of sections 416 or 767B(4) or any person connected with any Covenantor within the meaning of s839 ICTA or is a company which at any time prior to Completion controlled or was controlled by any Group Company within the meaning of Sections 416 or 767B(4) ICTA.

3.            EXCLUSIONS

3.1           The  covenant  in  clause 2 shall not  apply to any  liability  to
              Taxation:

3.1.1 for which any Group Company is or may become liable as a result of transactions affected in the ordinary course of its business after the Last Accounts Date and on or before Completion provided that, that for such purposes none of the following shall be regarded as an Event which has occurred in the ordinary course of the Company's business:

              (a) any Event giving rise to a liability for Taxation under Part VIII Taxes Management Act 1970 (charges on non-residents);
              (b) any Event giving rise to a liability for Taxation under Part XVII Taxes Act 1988 (tax avoidance);
                            3.1.2 to the extent that liability is expressly excluded or limited under the provisions of Schedule 6 to the Agreement;

3.1.3 is a liability to United Kingdom stamp duty on the transfer of the Shares to the Purchaser.

4.            MITIGATION

4.1 If the Company or the Purchaser receives a Taxation benefit or makes a Taxation saving which it would not have received or made but for the circumstances giving rise to a liability in respect of which the Covenantors have made a payment under this Deed (including, without prejudice to the foregoing, as a result of the utilisation of advance corporation tax), then:

4.1.1 the Purchaser shall procure that full details of the Taxation benefit or Taxation saving are given in writing to the Covenantors forthwith and that such benefit or Taxation saving is utilised promptly;

4.1.2 the amount of the Taxation benefit or Taxation saving (including any interest or repayment supplement) shall, when and only to the extent the utilisation results in an actual repayment of Taxation or the reduction of any Taxation which would otherwise then be payable to the relevant Taxation Authority to the extent it does exceed the amount paid by the Covenantors in respect of the relevant claim under clause 2 ("Relevant Amount"), first be set against any sums then owing by the Covenantors under this Deed;

4.1.3 so far as not exhausted under clause 4.1.2 the Relevant Amount of the Taxation benefit or Taxation saving shall be set against any future liabilities of the Covenantors under this Deed or pursuant to the Warranties relating to Taxation; and

4.1.4 so far as not exhausted under clauses 4.1.2 and 4.1.3 a refund of the balance of any Relevant Amount shall be made to the Covenantors, on the later of the first business day following the 7th anniversary of the date of Completion or the date upon which any outstanding claim under this Deed or the Warranties relating to Taxation is finally settled, of any payments previously made by the Covenantors hereunder up to the amount of the excess.

4.2 Where the Covenantors have made a payment to the Purchaser pursuant to the covenant contained in clause 2 and the Purchaser is entitled to recover from any other person (other than a Group Company or any of the Covenantors) any sum (other than one to which clause 4.1 applies) in respect of the liability for Taxation to which such payment related the Purchaser shall (at the written request of and at the expense of the Covenantors and upon the Covenantors providing an indemnity and security to the reasonable satisfaction of the Purchaser against all losses, costs or expenses which may thereby be incurred) take such action as the Covenantors shall reasonably request to enforce such recovery against the person in question. The Purchaser shall account to the Covenantors for any sum so recovered (including any interest paid by such person) less any Taxation (if any) on such sum up to an amount not exceeding the related amount paid by the Covenantors under clause 2 and not previously repaid to the Covenantors within 14 business days of the Purchaser obtaining the relevant recovery.

5.            CONDUCT OF CLAIMS

5.1           The Purchaser shall:

5.1.1 notify the Covenantors in writing of any Claim which comes to its notice; and

5.1.2 where a time limit for appeal applies to the Claim, give notification as soon as reasonably possible after the date on which the Claim comes to the notice of the Purchaser and in no case later than 10 days before the later of 5 business days after the Purchaser becomes aware of the Claim and the latest date for making an appeal expires but, where no time limit applies or the period to which the limit relates has not commenced, the notification shall be given within 60 days of the Purchaser becoming aware of the relevant Claim;

              PROVIDED THAT the giving of such notice shall not be a condition precedent to the liability of the Covenantors under this Deed.

5.2 Subject to the Covenantors indemnifying and securing the Purchaser to its reasonable satisfaction in respect of any Taxation additional Taxation losses fines penalties interest charges costs and expenses the Purchaser shall (subject to clauses 5.3 and 5.4 below) take such action as [ ] (or such other person as may from time to time be notified in writing to the Purchaser by the Covenantors) on behalf of the Covenantors may reasonably require to dispute, resist, appeal, compromise or defend such Claim to the intent that the Covenantors shall (through such person) have the right to have any such action conducted by professional advisers nominated by them provided that:

              (a) the Covenantors have been advised by their solicitors or other professional advisers after disclosure of all relevant information and documents that it is reasonable to resist such Claim in the manner proposed by the Covenantors;

              (b) all communications written or otherwise relating to a Claim which are to be transmitted to any Tax Authority or its advisers or agents shall first be submitted to the Purchaser for approval and shall only be transmitted if such approval is given (such approval not to be unreasonably withheld or delayed);

              (c) the Purchaser shall be kept fully informed of all matters pertaining thereto and shall be entitled to see copies of all relevant correspondence;

              (d) no settlement or compromise of the Claim which is the subject of the dispute nor any agreement of any matter in the conduct of such dispute which is likely to affect the future liability of the Company in respect of Taxation or their relationships with any Tax Authority shall be made by the Covenantors without the prior written approval of the Purchaser (such approval not to be unreasonably withheld or delayed).

5.3 The Purchaser shall not be obliged to take any action pursuant to this clause 5 which involves contesting a Claim beyond the first appellate body (excluding the authority or body demanding the Taxation the subject of the Claim and the General Commissioners, Special Commissioners, Value Added Tax and Duties Tribunal or similar body) in the jurisdiction concerned unless the Covenantors shall have first obtained a written opinion of a Tax Counsel of more than 7 years standing confirming that the action will, on the balance of probabilities, succeed.

5.4 If any of the Covenantors shall or (before the date of Completion) the Company or any of its officers or employees shall have committed acts or omissions which are alleged by any Taxation
              Authority to be fraudulent, clause 5.2 shall not apply or shall cease to have effect.

5.5 The Purchaser shall ensure so far as is able that a Claim is dealt with solely under this clause and, so far as is reasonably practicable, dealt with separately from other claims.

6.            PAYMENTS

6.1 Where the Company is to make or has made any payment of Taxation in respect of which the Covenantors are required pursuant to clauses 2.1.1, 2.1.4, 2.1.5 or 2.1.6 above to pay the Covenantors shall pay to the Purchaser an amount equal to the amount of such payment five business days prior to the date on which the Taxation in question is or was payable to the Taxation Authority, official or person demanding the same.

6.2 Notice of the amount of the payment required to be made by the Covenantors under clause 2.1.1 (in the case of the loss, reduction, set-off or utilisation of some Relief or right to repayment of Taxation) or under clause 2.1.2 above shall be certified in writing by the Purchaser. If requested by and at the expense of the Covenantors the notice of such amount shall be certified by the Purchaser's auditors (acting as experts and not as arbitrators) and shall (save for manifest error) be conclusive and binding on the Covenantors. The Covenantors shall pay such amount to the Purchaser on or before the fifth business day following the date of demand.

6.3 The costs and expenses referred to in clause 2.1.3 above shall be paid by the Covenantors on demand.

6.4 Any sum not paid under this Deed on the due date for payment thereof shall bear interest (which shall accrue from day to day after as well as before judgment) at the rate of 3 per cent per annum above the base rate for the time being of [ ] Bank Plc.

7.            WAIVER

7.1 No delay or omission of the Purchaser in exercising any right, power or privilege hereunder shall impair such right, power or privilege or be construed as a waiver thereof and any single or partial exercise of any such right, power or privilege shall not preclude the further or subsequent exercise of any right, power or privilege. The rights and remedies of the Purchaser provided in this Deed are cumulative and not exclusive of any rights and remedies provided by law.

8.            TAXATION

8.1 Subject to clause 8.2 and as hereinafter provided all payments made by the Covenantors under this Deed shall be made gross free of any rights of counterclaim or set-off and without any deductions or withholdings of any nature.

8.2 If the Covenantors are required by law to make any deductions or withholding from any payment hereunder they shall do so and the sum due from the Covenantors in respect of such payment shall be increased to the extent necessary to ensure that after the making of such deduction or withholding the Purchaser receives and retains (free and clear of any liability in respect of any such deduction or withholding) a net sum equal to the sum it would have received and retained had no deduction or withholding been required to be made.

8.3 If the Purchaser is satisfied that any payment required to be made by the Covenantors under this Deed will be or has been subject to Taxation the Purchaser may demand in writing from the Covenantors from time to time such amount (after taking into account any Taxation payable in respect of such amount) as will ensure that the Purchaser receives and retains a net sum equal to the sum it would have received had the payment not been subject to Taxation. Notice of such amount shall be certified in writing by the Purchaser. If requested by and at the expense of the Covenantors the notice of such amount shall be certified by the Purchaser's auditors (acting as experts and not as arbitrators) and shall be conclusive and binding on the Covenantors. The Covenantors shall pay such amount to the Purchaser on or before the fifth business day following the date of demand.

9.            GENERAL

9.1           [The provisions of clauses 11.3, 11.6, 11.9, 11.10,  11.11, 11.12,
              11.13,  11.14, 11.15, 11.16 and 11.17 of the Agreement shall apply to this Deed as if set out in full herein but with references therein to `this Agreement' replaced with references to "this Deed" and with references to "the Vendors" replaced with references to "the Covenantors".]

                                    SCHEDULE

                       NAMES AND ADDRESSES OF COVENANTORS
                       ----------------------------------

Angela Phillips
12 Drummond House
Balmoral Gardens
Windsor
Berkshire  SL4 3SG

Scott Chambers
31 Springhill Road
Goring on Thames
Reading
Oxfordshire RG8 0BY

Shawn O'Rourke
30 Brown Candover
Alresford
Hampshire
SO24 9TR

EXECUTED  AND  DELIVERED  as a DEED       )
and  DELIVERED  by Angela  Phillips in the)
presence of:                              )


Signature: ..........................................

Name: ...............................................

Address: ............................................

 .....................................................

Occupation:..........................................

EXECUTED  AND  DELIVERED as a DEED          )
and  DELIVERED by Scott  Chambers by in the )
presence of:                                )



Signature: ..........................................

Name: ...............................................

Address: ............................................

 .....................................................

Occupation:..........................................


EXECUTED AND DELIVERED as a DEED            )
and  DELIVERED by Shawn  O'Rourke by in the )
presence of:                                )


Signature: ..........................................

Name: ...............................................

Address: ............................................

 .....................................................

Occupation:..........................................

EXECUTED as a DEED by                                   )
GLOBAL SOURCES LIMITED                                  )
In the presence of:-                                    )

Signature: ..........................................

Name: ...............................................

Address: ............................................

 .....................................................

 .....................................................

Occupation...........................................

SCHEDULE 5

                  SHORT PARTICULARS OF THE LEASEHOLD PROPERTIES
                  ---------------------------------------------

All that leasehold property being ground floor offices and basement at Parkside, Basingstoke Road, Spencers Wood, Reading being part only of the property registered with Absolute Freehold Title under Title Number BK 280652 and for the purposes of identification only edged red on Plan No. 1 annexed to a lease dated 27th July 1999 and made between (1) A R Thompson, T M Thompson and J E Wickham and (2) The Subsidiary.

                                   SCHEDULE 6

                     `A' SHAREHOLDERS PROTECTION PROVISIONS
                     --------------------------------------

1. The Warranties (other than those contained in paragraphs 2.1 and 3.1 of Schedule 3) and, to the extent expressly provided in this Schedule (but not otherwise), the covenants contained in clause 2 of the Tax Deed shall be qualified by the provisions of this Schedule.

2. The `A' Shareholders shall not be liable in respect of any claim under the Warranties to the extent that the matter or matters giving rise to such claim are fairly disclosed in the Disclosure Letter.

3. The liability of the `A' Shareholders in respect of any breach of the Warranties (and to the extent expressly so provided in this paragraph 3 but not otherwise) of the covenants contained in clause 2 of the Tax Deed shall be limited as follows:

3.1 the aggregate maximum liability of any of the `A' Shareholders in respect of all and any claims under the Warranties and under the Tax Deed shall in each case in no event exceed the lower of the Initial Consideration paid to him and the value from time to time of the Consideration Stock allotted to him in respect of the Initial Consideration;

3.2 the `A' Shareholders shall not be liable in respect of all and any Warranty Claim made by the Purchaser under the Warranties unless and until

3.2.1 the aggregate cumulative liability of the `A' Shareholders in respect of all and any such claims exceeds (pound)30,000 in which event the `A' Shareholders shall be liable for the entire amount of such liability and not merely the excess of such liability over (pound)30,000; and

3.2.2 the liability of the `A' Shareholders under any individual claim (taken together with claims arising from the same subject matter exceeds (pound)3,000.

4. The `A' Shareholders shall not be liable in respect of any Claim unless notice of such claim shall have been given by the Purchaser in the case of a claim in respect of the Warranties set out in section [5] of Schedule 3 to this Agreement and a claim under the Tax Deed before the expiry of 7 years from the date of this Agreement, and in the case of all other claims before the expiry of 2 years from the date of this Agreement.

5. No Warranty Claim shall be deemed to have been made unless notice of such claim was made in writing to the `A' Shareholders specifying in such reasonable detail as is then available to the Purchaser the event or matter to which the claim relates and the nature of the breach and an estimate based on the information then available to the Purchaser of the amount of the claim.

6. Any claim in respect of which notice shall have been given in accordance with paragraph 4 above shall (except in the case of a claim in respect of the Warranties in section 5 of Schedule 3) be deemed to have been irrevocably withdrawn and lapsed (not having been previously satisfied, settled or withdrawn) if proceedings in respect of such claim have not been issued and served on the `A' Shareholders not later than the later of the expiry of the period of 9 months after the date of such notice, or the expiry of the period of 9 months after the date upon which a contingent liability ceases to be contingent and becomes actual.

7. Where the Purchaser and/or any Group Company is or is likely to be entitled to recover from some other person any sum in respect of any matter giving rise to a claim for breach of the Warranties, and such recovery will not, in the reasonable opinion of the Purchaser, affect the future business relationships of the Group Companies or their goodwill then, provided that the `A'
              Shareholders indemnify and secure the Purchaser to its satisfaction in respect of its costs, the Purchaser shall procure that reasonable steps are taken to enforce such recovery and if any sum is so recovered then either the amount then payable by the `A' Shareholders in respect of that claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it and any Taxation payable by the Purchaser or a Group Company as a result of its receipt) or (if any amount shall already have been paid by any of the `A' Shareholders in respect of that claim) there shall be repaid to the `A' Shareholders an amount equal to the amount so recovered
              (less the reasonable costs and expenses of its recovery and any Taxation payable by the Purchaser or a Group Company as a result of its receipt) or (if less) the amount of such payment (to the extent not previously repaid by the Purchaser).

8. The `A' Shareholders shall have no liability (or such liability shall be reduced) in respect of any Claim:

8.1 if and to the extent that provision or reserve for or in respect of the liability or other matter giving rise to such claim has been made in the Principal Accounts or in the Management Accounts;

8.2 save where otherwise indicated if and to the extent that such claim occurs or is increased as a result of any change in Taxation legislation after the date of this Agreement (or any Taxation legislation not in force at the date of this Agreement) which takes effect retrospectively or the withdrawal after the date of this Agreement of any published concession or published general practice previously made by the Inland Revenue or other taxing authority;

8.3 if and to the extent that such claim occurs or is increased as a result of any increase in the rate of Taxation in force at the date of this Agreement;

8.4 if and to the extent that any claim occurs as a result of or is otherwise attributable to the Purchaser or any Group Company disclaiming after Completion any part of the benefit of capital or other allowances against Taxation claimed by any Group Company on or before the date of this Agreement;

8.5 if and to the extent that such claim is attributable to any voluntary act or omission of or transaction or arrangement carried out by the Purchaser or any Group Company after the date of Completion otherwise than in the ordinary course of business or pursuant to a legally binding obligation entered into by any Group Company prior to Completion and otherwise than at the written request of any of the `A' Shareholders;

8.6 if and to the extent that such claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of any Group Company and otherwise than at the written request of any of the `A' Shareholders to make any claim, election, surrender or disclaimer or give notice or consent or do any other thing under the provisions of any enactment or regulation relating to Taxation after the date of Completion the making giving or doing of which was taken into account in computing the provision for Taxation in the Principal Accounts;

8.7 if and to the extent that such claim relates to a liability for Taxation which would not have arisen but for any winding up or cessation after the date of Completion of any trade or business carried on by any Group Company;

8.8 if and to the extent such claim would not have arisen but for a change of accounting policy or practice of any Group Company after the date of Completion other than to comply with any law or generally accepted accounting practice in force at the date of Completion or would not have arisen but for a change in the accounting reference date of any Group Company after Completion.

9. For the avoidance of doubt the Purchaser shall not be entitled to recover damages in respect of any claim for breach of the Warranties and/or of the covenants contained in the Tax Deed to the extent it has already made recovery in respect of the same loss or damage under this Agreement or the Tax Deed.

10. Any payment by the `A' Shareholders in respect of a Claim shall pro tanto reduce the purchase price accordingly.

                                   SCHEDULE 7
                                   ----------

                     PURCHASE PRICE ADJUSTMENT CONSIDERATION

1.            INTERPRETATION

              In this Schedule 7 the following words and expressions have the following meanings:

              "ADDITIONAL 2001 CONSIDERATION" means a sum equal to $1 for every $1 by which the Group Profits in respect of the First Accounting Period exceed $0, subject to a maximum payment of $750,000 and subject to adjustment as provided by Schedule 7

              "ADDITIONAL 2002 CONSIDERATION" means a sum equal to $1 for every $1 by which the Group Profits in respect of the Second Accounting Period exceed $0, subject to a maximum payment of $1,750,000 and subject to adjustment as provided by Schedule 7

              "ADDITION 2003 CONSIDERATION" means a sum equal to $1 for every $1 by which the Group's Profits in respect of the Third Accounting Period exceed $0, subject to a maximum payment of $2,500,000 and subject to adjustment as provided by Schedule 7

              "AGREED CLAIM" means a Claim (as defined in this Schedule 7) in respect of which it has been finally determined by a court of competent jurisdiction from which there is no appeal or from whose judgment the `A' Shareholders or the Purchaser (as the case may be) do or does not appeal within in any applicable time limit or in respect of which it has been agreed between the parties that the `A' Shareholders have a liability;

              "CLAIM" means a Warranty Claim and/or a Tax Deed Claim which shall be notified to the `A' Shareholders in accordance with this Agreement and/or the Tax Deed prior to a Payment Date and which shall specify the amount alleged to be due in respect of it from the `A' Shareholders either to the Purchaser (on its own account or as trustee for a Group Company) or to a Group Company;

              "EXCHANGE RATE" means the average spot rate of Chase Manhattan Bank prevailing in New York for the Foreign exchange market (and for the purpose of calculating Group Profits, calculated at 11am on the last Business Day of the Relevant Accounting Period

              "FIRST ACCOUNTING PERIOD" means the twelve month financial period of the Group ending 30th June 2001

              "GROUP PROFITS" means the profits of the Group in any Relevant Accounting Period before tax and dividend payments and as converted (where appropriate) from pound sterling to US dollars of the Exchange Rate

              "PAYMENT DATES" means a date for payment of Purchase Price Adjustment Consideration in accordance with the provision of this
              Schedule 7

              "PURCHASE PRICE ADJUSTMENT CONSIDERATION" means the additional consideration calculated in accordance with Schedule 7 and being the aggregate of Additional

              2001 Consideration, Additional 2002 Consideration and Additional 2003 Consideration

              "PURCHASE PRICE ADJUSTMENT CONSIDERATION ISSUE PRICE" means the average between the bid price and the ask price of the common stock of the Purchaser on the NASDAQ OTC Bulletin Board, as calculated from the published NASDAQ OTC Bulletin Board List for the ten dealing days up to and including the third dealing day prior to the date that the Purchase Price Adjustment Consideration becomes payable pursuant to this Schedule 7

              "RELEVANT  ACCOUNTING  PERIOD"  means any of the First  Accounting
              Period or the Second Accounting Period or the Third Accounting Period (as the case may be)

              "SECOND ACCOUNTING PERIOD" means the twelve month financial period of the Group ending 30th June 2002

              "THIRD ACCOUNTING PERIOD" means the twelve month financial period of the Group ending 30th June 2003

2.            CALCULATION OF THE GROUP'S  PROFITS AND PURCHASE PRICE  ADJUSTMENT
              CONSIDERATION

2.1 The Group Profits in any Relevant Accounting Period shall be established or determined pursuant to the provision of this
              Schedule 7 provided that:

2.1.1 in the event that in any Relevant Accounting Period the Group makes a loss than the amount of that loss shall be carried forward to subsequent Relevant Accounting Periods for the purpose of establishing Group Profits for subsequent Relevant Accounting Periods;

2.1.2 in the event that in any Relevant Accounting period the Group Profits exceed the maximum Purchase Price Adjustment Consideration payable for that Relevant Accounting Period then any excess Group Profits shall be carried forward to subsequent relevant Accounting Periods for the purpose of establishing Group Profits for subsequent Relevant Accounting Periods;

2.1.3 in the event that cumulative Group Profits for all of the Relevant Accounting Periods is less than $2,250,000 then the Additional 2003 Consideration shall be zero;

2.1.4         Group  Profits  shall be  calculated  by reference to the Exchange
              Rate;

2.1.5 there shall be added back to Group Profits the amount of any bonus paid or payable to the `A' Shareholders pursuant to the provision of clause 5 and Schedule 1 of the Service Agreements.

2.1.6 there shall be added back to Group Profits in the Relevant Accounting Period in which the expense is incurred, any corporate expenses directly attributable to the Purchaser.

2.2 The Purchaser undertakes to the `A' Shareholders to use its best endeavours to procure that audited accounts of the Group for each Relevant Accounting Period shall be prepared by the Company and an audit report in respect of them certified by the Purchaser's Accountants as soon as possible after, and in any event no later than 3 months after, the end of the Relevant Accounting Period to which they relate.

2.3.1 Immediately following the audit by the Purchaser's Accountants of the Group's accounts for the Relevant Accounting Period, the Purchaser will procure that the Purchaser's Accountants shall deliver copies of them to the Purchaser, to the `A' Shareholders and to the `A' Shareholders Accountants together with a schedule showing their calculation of the Group's Profits for that Relevant Accounting Period and their calculation of Additional 2001 Consideration, Additional 2002 Consideration or Additional 2003 Consideration (as the case may be).

2.3.2 The `A' Shareholders Accountants shall have 30 Business Days from the date of delivery of the Group's accounts to them to review the same (the "Review Period.

2.4 So as to enable the `A' Shareholders Accounts to verify that the accounts and schedules have been prepared in accordance with the provisions of this agreement the Purchaser agrees to direct the Purchaser's Accountants to give the `A' Shareholders and the `A' Shareholders Accountants reasonable access to and explanations of any of the working papers of the Purchaser's Accountants and to any records and documents the `A' Shareholders and the `A' Shareholders Accountants may from time to time reasonably request.

2.5 The `A' Shareholders Accountants and the Purchaser's Accountants shall within 15

              Business Days of the expiry of the Review Period either issue a joint certificate (the "Joint Certificate") (which shall be signed by both of them) or shall notify the parties in writing that they cannot reach agreement. The Joint Certificate shall state the amount of the Group's Profits for the Relevant Accounting Period and the amount of the Additional 2001 Consideration, Additional 2002 Consideration or Additional 2003 Consideration (as the case may be). The Joint Certificate or notice in writing shall be delivered to the Purchaser and to the `A' Shareholders as soon as reasonably practicable following expiry of the 15 Business Days period.

2.6.1 If no Joint Certificate is issued within 15 Business Days of the expiry of the Review Period (or such longer period as is agreed in writing by the Purchaser and the `A' Shareholders) then the disagreement shall be referred to an independent accountant (the
              "Independent Accountant") who shall determine the matter in dispute and issue his certificate in that respect.

2.6.2 The Independent Accountant shall be nominated jointly by the `A' Shareholders and the Purchaser or failing a nomination shall be appointed at the request of either party at any time by the President for the time being of the Institute of Chartered Accountants in England and Wales.

2.6.3 In particular the Independent Accountant shall, where the Group's Profits are in dispute, determine the Group's Profits for the Relevant Accounting Period and give his certificate as to such the Group's Profits and as to the amount of Additional 2001 Consideration, Additional 2002 Consideration or Additional 2003 Consideration (as the case may be)

2.6.4 The Independent Accountant shall be instructed to deliver his certificate within 30 Business Days of his nomination or appointment (or such longer period as the Purchaser and the `A' Shareholder may agree) and shall act as an expert and not as an arbitrator and (in the absence of obvious error) his decision (which shall be communicated in writing to the `A' Shareholders and the Purchaser) shall be final and binding on the `A' Shareholders and the Purchaser. The fees and costs of the Independent Accountant shall be payable and paid by the `A' Shareholders and the Purchaser in the proportions the independent Accountant directs and in the absence of such direction his fees and costs shall be borne as to fifty per cent by the Purchaser and as to fifty per cent by the `A' Shareholders;

2.7           The `A'  Shareholders  and the  Purchasers  shall procure that all records and working papers and other information in their possession or under their control as may be reasonably required by the Independent Accountant to enable him to resolve the dispute shall be made available as soon as possible on request.

2.8 The costs of the `A' Shareholders Accountants in connection with the determination of the Group's Profits and Purchase Price Adjustment Consideration shall, except where the Independent Account otherwise decides, be paid by the `A' Shareholders and the equivalent costs of the Purchaser Accountants shall be paid by the Purchaser with the exception only of those costs properly attributed to their audit responsibilities which shall be paid by the Company.

2.9 The Group's Profits are to be determined by reference to the audited opening balance sheet, and the closing balance sheet of the Company for the Relevant Accounting Period which shall be prepared adopting the historic accounting principles used by the Group.

3.            SATISFACTION OF PURCHASE PRICE ADJUSTMENT CONSIDERATION

3.1 Purchase Price Adjustment Consideration shall be satisfied by to be satisfied by the allotment to the `A' Shareholders on the date that the Purchase Price Adjustment Consideration becomes payable of such number of Consideration Stock (excluding fractions) as shall be n where:

              n = e
                  -
                  b

              where

              b = the Purchase Price Adjustment Consideration Issue Price; and

              e = the amount of Purchase Price Adjustment Consideration to which the "A" Shareholders are entitled

3.2 Within five Business Days following the issue of the Joint Certificate or of the certificate of the Independent Accountant (as the case may be) where such certificate states that the Purchase Price Adjustment Consideration is greater than nil, the

              Purchaser shall deliver certificates in respect of the Consideration Stock to the `A' Shareholders PROVIDED THAT in the event that prior to the end of any Relevant Accounting Period any `A' Shareholder ceases to be employed by the Company:-

3.2.1 as a result of his being convicted of a criminal offence committed with regard to his employment;

3.2.2 because he is guilty of fraudulent activity in relation to the Group;

3.2.3 because he has committed a breach of his Service Agreement warranting summary dismissal;

3.2.4         as a result of his leaving voluntarily (other than as a result of:

              3.2.4.1       death;

              3.2.4.2 prolonged illness or incapacity necessitating the absence from work of the `A' Shareholder for a continuous period of 6 months;

              3.2.4.3       circumstances   which   are  found  by  a  court  of
                            competent jurisdiction to qualify as constructive dismissal;

               the `A' Shareholder concerned shall not be entitled to receive such Purchase Price Adjustment Consideration as is or would have been payable to him in respect of that and all subsequent Relevant Accounting Periods.

4.            SET OFF RIGHTS

4.1 If, prior to a Payment Date, the Purchaser makes a Claim which becomes, prior to a Payment, an Agreed Claim, which Agreed Claim remains on a Payment Date unsatisfied, then the Purchaser shall be entitled to deduct the amount of the Agreed Claim from the amount of the Purchase Price Adjustment Consideration provided always that any deduction made by the Purchaser pursuant to this clause shall be made from the `A' Shareholders strictly in the proportions in which the `A' Shareholders are entitled to receive Purchase Price Adjustment Consideration.

SIGNED by ANGELA PHILLIPS                               )
in the presence of:                                     )

Signature: ..........................................
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SIGNED by SCOTT CHAMBERS                                 )
in the presence of:                                      )
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SIGNED by SHAWN O'ROUKE                                  )
in the presence of:                                      )

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SIGNED by ANDREW MAGGS                                   )
in the presence of:                                      )
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SIGNED by JAMES LAWSON                                   )
in the presence of:                                      )
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SIGNED by PATRICK McGWIRE                                )
in the presence of:                                      )
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SIGNED by [ ] for and on                                   )
behalf of GLOBAL SOURCES  LIMITED                          )
in the presence of:                                        )


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